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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
METRON TECHNOLOGY N.V.
(Name of Registrant as Specified In Its Charter)

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METRON TECHNOLOGY N.V.
4425 Fortran Drive
San Jose, California 95134-2300
USA

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 28, 2003

TO THE SHAREHOLDERS OF METRON TECHNOLOGY N.V.:

        NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the "Annual Meeting") of Metron Technology N.V., a corporation organized under the laws of The Netherlands (the "Company"), will be held on Tuesday, October 28, 2003 at 5:30 p.m. local time at the offices of Nauta Dutilh, Prinses Irenestraat 59, 1077 WV Amsterdam, The Netherlands for the following purposes:

  1)
  To elect supervisory directors to hold office until the next Annual General Meeting of Shareholders and until their successors are elected;

  2)
  To elect managing directors to serve until suspended or dismissed by the shareholders or by the Supervisory Board;

  3)
  To approve the Company's Amended and Restated Employee Stock Option Plan, as amended, to increase the aggregate number of Common Shares authorized for issuance under such plan by 600,000 shares;

  4)
  To approve the Company's Amended and Restated 1997 Directors' Stock Option Plan, as amended, to increase the annual option grant to each supervisory director from an option to purchase 3,750 shares to an option to purchase 5,000 shares;

  5)
  To approve the adoption of the Company's 2003 Employee Stock Purchase Plan, authorizing an aggregate of 200,000 Common Shares for issuance under such plan;

  6)
  To approve the Company's ability to issue common shares in an aggregate amount exceeding 19.999% of the Company's outstanding shares pursuant to convertible debentures and warrants issued in August 2003;

  7)
  To approve the adoption of the Annual Accounts ("jaarrekening") of the Company for the fiscal year ended May 31, 2003;

  8)
  To approve the selection of PricewaterhouseCoopers N.V. as statutory auditors of the Annual Accounts ("jaarrekening") of the Company for the fiscal year ending May 31, 2004, and to ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending May 31, 2004;

  9)
  To approve the preparation of the Company's Annual Report for the fiscal year ended May 31, 2003 in the English language; and

  10)
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Copies of the Annual Accounts, the Annual Report and the list of nominees for the Supervisory Board and Managing Board are open for inspection at the principal executive offices of the Company, located at 4425 Fortran Drive, San Jose, California 95134-2300, USA, and the Company's principal office in The Netherlands, located at Kabelstraat 36, NL-1322 AD Almere, by registered shareholders and other persons entitled to attend meetings of shareholders of the Company. Such copies will be open for inspection from the date hereof until the close of the Annual Meeting. In addition, we have enclosed a copy of our Annual Report with this Proxy Statement.

        Under the laws of The Netherlands, you are entitled to attend and address the Annual Meeting if, on the date on which the Annual Meeting is held, you are an actual shareholder of the Company, and to vote thereat according to the number of shares of the Company which you hold on such date. Accordingly, if prior to the meeting you decide to grant a proxy in order to be represented at the meeting and, after you have granted your proxy you transfer some or all the shares of the Company you held at that time, your proxy will be deemed to represent the number of shares of the Company you held on the date you granted the proxy minus any shares of the Company you subsequently transferred plus any shares of the Company you acquired since such date. On the date of and prior to the commencement of the Annual Meeting, the Company will verify who is a shareholder of the Company.

By Order of the Board of Supervisory Directors

Joel A. Elftmann Supervisory Director
San Jose, California September , 2003

        ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

METRON TECHNOLOGY N.V.
4425 Fortran Drive
San Jose, California 95134-2300
USA

PROXY STATEMENT
FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

October 28, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Supervisory Directors (the "Supervisory Board") of Metron Technology N.V., a company organized under the laws of The Netherlands ("Metron" or the "Company"), for use at the annual general meeting of shareholders to be held on October 28, 2003, at 5:30 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual General Meeting of Shareholders. The Annual Meeting will be held at the offices of Nauta Dutilh, Prinses Irenestraat 59, 1077 WV Amsterdam, The Netherlands. The Company intends to mail this proxy statement and accompanying proxy card on or about October 1, 2003 to all shareholders entitled to vote at the Annual Meeting as of the date of the most recent shareholders' register.

SOLICITATION

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names common shares of the Company ("Common Shares") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Shares for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

SUBMITTING YOUR PROXY

        You may submit your proxy to vote by facsimile. To do so, please follow these three easy steps: (1) read the accompanying Proxy Statement, (2) complete, sign, and date the Proxy Card and (3) fax the completed, signed, and dated Proxy Card to (303) 262-0700. Your facsimile transmission must be received prior to 5:00 p.m. Pacific Standard Time on October 27, 2003.

        You may submit your proxy to vote by mail. To do so, please follow these three easy steps: (1) read the accompanying Proxy Statement, (2) complete, sign and date the Proxy Card and (3) mail the completed, signed and dated Proxy Card in the enclosed return envelope which is postage prepaid if mailed in the United States. Your return envelope must be received prior to 5:00 p.m. Pacific Standard Time on October 27, 2003.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of Common Shares on October 28, 2003 will be entitled to vote at the Annual Meeting. At the close of business on August 31, 2003, the Company had outstanding and entitled to vote 12,609,078 Common Shares.

        Each holder of record of Common Shares on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum for purposes of Nasdaq's quorum requirement. No quorum is required under Netherlands law in order for the Annual Meeting to constitute a valid meeting of shareholders under Netherlands law. Broker non-votes are not counted for the purpose of determining whether the approval of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting has been obtained, however broker non-votes are counted for the purpose of determining the total issued share capital of the Company.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with Mr. C.H.T. Koetsier, Esq. at the offices Nauta Dutilh, Prinses Irenestraat 59, 1077 WV Amsterdam, The Netherlands, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

        The deadline for submitting a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2004 annual general meeting of shareholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (the "1934 Act") is June 3, 2004. Shareholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no earlier than August 28, 2004, and no later than September 27, 2004. Shareholders are also advised to review the Company's Articles of Association ("Articles"), which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

PROPOSAL 1

ELECTION OF SUPERVISORY DIRECTORS

        There are six nominees for the six Supervisory Board positions presently authorized by the Supervisory Board and the Company's Articles. Each supervisory director to be elected will hold office until the next annual general meeting of shareholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Except for Messrs. Ditmore and George, each nominee listed below is currently a supervisory director of the Company and was elected by the shareholders. See "Duties of Metron Management" for a discussion of the duties of the Supervisory Board.

        Supervisory directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, provided that the votes represent more than half of the issued share capital of the Company. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Supervisory Board may propose. Each person nominated for election has agreed to serve if elected, and the Supervisory Board has no reason to believe that any nominee will be unable to serve.

THE SUPERVISORY BOARD RECOMMENDS A VOTE
IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

        The names of the nominees and certain information about them as of May 31, 2003 are set forth below:

NAME	AGE	PRINCIPAL OCCUPATION
Mr. Robert R. Anderson	65	Former Chairman and Chief Executive Officer of Yield Dynamics, Inc.
Mr. Dana C. Ditmore	62	President of Oak Valley Consulting, Inc.
Mr. Joel A. Elftmann	63	President of Custom Fab Solutions LLC
Mr. William L. George	60	Vice President of Manufacturing, ON Semiconductor
Mr. Bruce M. Jaffe	59	Chief Financial Officer and Vice President of LogicVision, Inc.
Mr. Sho Nakanuma	71	Former Chairman of Ando Electric Company

        Robert R. Anderson has been a supervisory director of Metron since November 1995. From October 1998 through October 2000, Mr. Anderson was Chairman of the Board and from October 1998 through April 2000 Chief Executive Officer of Yield Dynamics, Inc., (YDI) a semiconductor yield management software company. Mr. Anderson was Chairman of the Board of Silicon Valley Research, a semiconductor design automation software company, from January 1994 and served as Chief Executive Officer from April 1994 until July 1995 and from December 1996 until October 1997 and as Chief Financial Officer from September 1994 to November 1995. Mr. Anderson co-founded KLA Instruments Corporation, now KLA-Tencor Corporation, a supplier of equipment for semiconductor process control, in 1975 and, until his retirement in 1999, served in various capacities including Chief Operating Officer, Chief Financial Officer, Vice Chairman and Chairman. Mr. Anderson also serves as a director of MKS Instruments, Inc., a manufacturer of systems components for the semiconductor industry, Trikon Technologies, Inc., a manufacturer of semiconductor process equipment, and Aehr Test Systems, Inc., a manufacturer of semiconductor test and burn-in equipment. Mr. Anderson is a member of the Board of Trustees of Bentley College.

        Dana C. Ditmore, following his retirement from Applied Materials in 1997, has served as President of Oak Valley Consulting, Inc., which specializes in senior executive coaching and mentoring in business and operations management and capital equipment sales and service. From 2000 through 2002, Mr. Ditmore served as President and Chief Operating Officer of Tru-Si Technologies, Inc., with the responsibility to transition the company from the product development of its semiconductor capital equipment to a manufacturing and service organization. Between 1998 and 2000, Mr. Ditmore served as Vice President and General Manager for Lam Research, Inc. for its Customer Support Business Group. Mr. Ditmore was employed with Applied Materials from 1979 and served as its President of North America between 1992 and 1995, with global responsibility for capital equipment systems and service business for all customer companies headquartered in North America. Prior to this position, from 1982, Mr. Ditmore served as Vice President & General Manager for Applied Materials Customer Service Division, with worldwide responsibility for service business and operations. Mr. Ditmore held various senior positions with General Electric for 17 years prior to his employment with Applied Materials. Mr. Ditmore received his Bachelor's and Master's Degrees in Mechanical Engineering from the University of California at Berkeley. Mr. Ditmore graduated from General Electric Advanced Engineering Training Program, and has served as Chairman of the National Society of Professional Engineers for its Santa Clara Valley Chapter. Additionally, Mr. Ditmore had served as Chairman of the Industry Advisory Council for San Jose State University College of Engineering. As of September 1, 2003, Mr. Ditmore held no Common Shares or rights to acquire Common Shares.

        Joel A. Elftmann, a co-founder of Metron, has been a supervisory director since November 1995 and was a managing director from October 1975 until November 1995. He currently serves as President of Custom Fab Solutions LLC, a custom manufacturer of components and sub assemblies for industry. Mr. Elftmann was previously the Chairman of the Board of FSI International, Inc., a principal and a large minority shareholder of Metron. Mr. Elftmann was a co-founder of FSI and served as a director of FSI from 1973 until January 2002. During that period he served at various times as President, CEO and Chairman of the Board. Mr. Elftmann also serves as a director of Veeco, Inc. Mr. Elftmann is a Director Emeritus and past Chairman of the Board of Directors of Semiconductor Equipment & Materials International, a trade association for suppliers to the semiconductor industry.

        William L. George, since 1999, has served as the Vice President of worldwide manufacturing operations and order fulfillment for ON Semiconductor where he oversees technology development, manufacturing, quality and reliability and order fulfillment operations at the company's facilities in the United States, China, Czech Republic, Slovakia, Japan, Philippines and Malaysia. From 1968 to 1999, Mr. George was employed by Motorola where his assignments included various positions in engineering, research and manufacturing. In 1996, Mr. George was appointed Corporate Vice President and Director of Manufacturing of the Motorola Semiconductor Products Sector, with responsibility for directing investment and operational strategy for Motorola's worldwide semiconductor manufacturing operations. In 1991, Mr. George was appointed Corporate Vice President and Director of Manufacturing for Motorola's Semiconductor Components Group from 1991 where he headed the worldwide manufacturing operations of the group, including fabrication and final manufacturing plants in Asia, Europe and the Americas. Mr. George received his Bachelor's Degree in Metallurgical Engineering in 1964 from the University of Oklahoma and earned a Ph.D. in Materials Science from Purdue University in 1968. He has authored ten papers on electronic materials and devices and has been granted seven patents on semiconductor devices. In 1996, Purdue recognized Mr. George as a "Distinguished Engineering Alumnus." As of September 1, 2003, Mr. George held no Common Shares or rights to acquire Common Shares.

        Bruce M. Jaffe has been a supervisory director of Metron since November 2000. Mr. Jaffe is currently the Chief Financial Officer and Vice President of LogicVision, Inc., San Jose, CA. LogicVision is a provider of software tools used in the design and manufacture of complex semiconductors. He has been a director of Pemstar, Inc., a Minnesota-based global contract electronics manufacturer, since August 2000 and a director of Southwall Technologies, a Palo Alto, CA developer and manufacturer of thin film coatings for the automotive, electronic displays and architectural glass markets, since May 2003. Mr. Jaffe served as Senior Vice President and Chief Financial Officer of Bell Microproducts, Inc., a California-based distributor of mass storage and computer products, from 1997 to 1999. From 1967 to 1996, Mr. Jaffe was employed by Bell Industries, a California-based distributor of electronic components, where he held several management positions, most recently as President, Chief Operating Officer and a member of the Board of Directors. From 1965 to 1967, Mr. Jaffe was employed as an accountant by Price Waterhouse & Co. (now PricewaterhouseCoopers LLP). Mr. Jaffe holds a B.S. degree in Business from the University of Southern California and is a certified public accountant. Mr. Jaffe currently serves on the board of advisors for the University of Southern California School of Business.

        Sho Nakanuma has been a supervisory director of Metron since November 1999. From 1997 to 2001, Mr. Nakanuma served as Chairman of the Board of Directors of Ando Electric Company in Japan. From 1988 to 1997, Mr. Nakanuma served as President of Ando Electric Company. From 1984 to 1986, Mr. Nakanuma served as President of NEC Electronics Inc. in the United States. From 1985 to 1988, Mr. Nakanuma served as a member of the Board of Directors of NEC Corporation in Japan. Mr. Nakanuma served as a member of the Board of Directors of Semiconductor Equipment and Materials International in the United States from 1996 to 2002. Mr. Nakanuma holds a B.S. degree in Chemical Engineering from Kyoto University and a Ph.D. in Engineering from Tokyo University.

THE SUPERVISORY BOARD RECOMMENDS A VOTE
IN FAVOR OF EACH NAMED NOMINEE.

MANAGING DIRECTORS CONTINUING IN OFFICE AND NOMINEES

        See "Proposal 2, Election of Managing Directors" for the names of the managing directors continuing in office and the nominees for managing director and certain information about them.

DUTIES OF METRON MANAGEMENT

        Metron has a Supervisory Board and a Board of Managing Directors ("Managing Board"). Under the laws of The Netherlands, supervisory directors cannot be managing directors of a company at the same time. The primary responsibilities of the Supervisory Board are supervising the Managing Board and the general affairs and business of Metron and advising the Managing Board. The Managing Board is responsible for the management of the day-to-day operations of Metron and is required to keep the Supervisory Board informed about such operations. Under Metron's Articles, the Managing Board is required to obtain the prior approval of the Supervisory Board for such resolutions of the Managing Board as the Supervisory Board has designated by resolution and so informed the Managing Board. No resolution to this effect has been passed to date. Generic references in this proxy statement to directors refer to members of either the Supervisory Board or Managing Board. Other executives do not bear the responsibilities attributed to members of the Managing Board and the Supervisory Board, or the related liabilities, if any.

        The Articles provide for a Supervisory Board of one or more persons. The Articles also provide for the appointment of one or more managing directors A and one or more managing directors B under the supervision of the Supervisory Board. The number of supervisory directors and the number of managing directors is determined by the Supervisory Board. Metron presently has four supervisory directors and two managing directors A, Mr. Segal, its Chairman and Chief Executive Officer, and Dennis R. Riccio, its President and Chief Operating Officer, and one managing director B.

        The general meeting of shareholders appoints the supervisory directors and at all times has the power to suspend or dismiss any supervisory director. A resolution to appoint a supervisory director can only be passed upon recommendation by the Supervisory Board. Under the Articles, each member of the Supervisory Board holds office for a one-year term following that member's election as a member of the Supervisory Board, or until that member's earlier resignation, death or removal by a decision of a general meeting. However, a member of the Supervisory Board elected not at the annual general meeting of shareholders but at an extraordinary meeting of shareholders serves until the next annual general meeting of shareholders or until that member's earlier resignation, death or removal by a decision of the annual general meeting. In addition, each supervisory director is required to resign as of the date of the annual general meeting of shareholders held in the year in which that director attains the age of 72. A shareholders' resolution to suspend or dismiss a supervisory director must be adopted by a two-thirds majority of the valid votes cast representing more than half of the issued share capital.

        The entire Managing Board, as well as each managing director A individually, has the power to represent Metron and bind Metron in agreements with third parties. A managing director B may only represent Metron together with another managing director. The general meeting of shareholders appoints the managing directors for an unlimited period of time, determines whether the managing director shall serve as a managing director A or as a managing director B and at all times has the power to suspend or dismiss any managing director. A resolution to appoint a managing director can only be passed upon recommendation by the Supervisory Board. Each managing director can at all times also be suspended by the Supervisory Board for a period of up to three months. A shareholders' resolution to suspend or dismiss a managing director must be adopted by a two-thirds majority of the valid votes cast representing more than half of the issued share capital. The Supervisory Board decides on the remuneration and further terms and conditions of employment for each of the managing directors. Managing directors, along with other employees of subsidiaries of Metron, are eligible for options under the terms of Metron's employee option plans.

SUPERVISORY BOARD COMMITTEES AND MEETINGS

        During the fiscal year ended May 31, 2003, the Supervisory Board held 5 meetings and acted by unanimous written consent on one occasion. The Supervisory Board has an Audit Committee and a Compensation Committee. The Supervisory Board does not have a Nominating Committee.

        The Audit Committee has responsibility for reviewing the internal accounting procedures and controls of the Company and the results and scope of the audit and other services provided by the Company's independent auditors. It met four times during such fiscal year. The Supervisory Board has adopted a written charter for the Audit Committee, which was included as an appendix to our proxy statement for our 2001 Annual General Meeting of Shareholders. The following supervisory directors are members of the Audit Committee: Messrs. Anderson, Jaffe and Nakanuma. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards).

        The Compensation Committee has responsibility for providing recommendations to the Supervisory Board for final decision concerning salaries and incentive compensation for managing directors of the Company. It met two times during such fiscal year. The following supervisory directors are members of the Compensation Committee: Messrs. Anderson, Elftmann and Nakanuma.

        During the fiscal year ended May 31, 2003, each Supervisory Board member attended at least 75% of the aggregate of the meetings of the Supervisory Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE SUPERVISORY BOARD(1)

        The Supervisory Board's Audit Committee consists of three directors who are not employees or managing directors of the Company. Under currently applicable rules, all members are independent. The Supervisory Board has adopted a written charter for the Audit Committee, which was included as an appendix to our proxy statement for our 2001 Annual General Meeting of Shareholders.

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission ("SEC"), and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

        During the Audit Committee's meeting to review the financial statements for the fiscal year ended May 31, 2003, the Audit Committee reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers LLP. The Audit Committee believes that management maintains an effective system of internal controls that results in fairly-presented financial statements. Based on these discussions, the Audit Committee recommended to the Supervisory Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

        The discussions with PricewaterhouseCoopers LLP also included the matters required by Statement on Auditing Standards No. 61. The Audit Committee received from PricewaterhouseCoopers LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1. This information was discussed with PricewaterhouseCoopers LLP.

        Audit Fees.    During the fiscal year ended May 31, 2003, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements was $782,000.

        Financial Information Systems Design and Implementation Fees.    During the fiscal year ended May 31, 2003, the Company was not billed by PricewaterhouseCoopers LLP for any fees relating to information technology consulting fees.

        All Other Fees.    During the fiscal year ended May 31, 2003, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than audit and information technology consulting fees was approximately $380,000.

        The Audit Committee has determined that the rendering of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

                      Audit Committee
                      Robert R. Anderson
                      Bruce M. Jaffe
                      Sho Nakanuma

PROPOSAL 2

ELECTION OF MANAGING DIRECTORS

        There are six positions on the Managing Board presently authorized by the Supervisory Board and the Company's Articles. There are currently 3 managing directors continuing in office and 3 vacancies.

        Managing directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, provided that the votes represent more than half of the issued share capital of the Company. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Supervisory Board may propose. The person nominated for election has agreed to serve if elected, and the Supervisory Board has no reason to believe that the nominee will be unable to serve.

        The persons named below are nominated by the Supervisory Board to serve as a managing director A or a managing director B, as indicated below. For a description of the powers and duties of managing directors A and managing directors B, see "Proposal 1, Election of Supervisory Directors, Duties of Metron Management."

THE SUPERVISORY BOARD RECOMMENDS A VOTE
IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

        The names of the nominees and certain information about them as of May 31, 2003 are set forth below:

NAME	AGE	DIRECTOR CLASS	POSITIONS HELD WITH THE COMPANY
Douglas J. McCutcheon	55	A	Senior Vice President and Chief Financial Officer
Gregory S. Greskovich	38	B	Vice President, Fab Solutions Division

        Douglas J. McCutcheon has served as Senior Vice President and Chief Financial Officer since January 2003. Mr. McCutcheon has over 25 years of experience in financial management in high-tech industries. Prior to joining Metron he served as Senior Vice President, Chief Financial Officer of Asyst Technologies, where he oversaw corporate financial management, acquisitions and capital-raising events. He has held senior financial management positions with Cadence Design Systems, and with Diasonics, and he was the President of Toshiba America Medical Credit (the financing arm of Toshiba's billion-dollar medical equipment business). Mr. McCutcheon holds a B.S. degree in physics from Stanford University and an M.B.A. in finance from the University of California, Berkeley, and has served as a commissioned officer in the U.S. Navy nuclear submarine service.

        Gregory S. Greskovich has held senior management positions in the semiconductor equipment industry for the last 10 years, and, prior to joining Metron, held senior management positions at Asyst Technologies, Inc., where he most recently served as Vice President of Europe Customer Operations and Managing Director. Previously, he served as Vice President of sales for Asyst's Austin, Texas, division. Prior to joining Asyst, Mr. Greskovich spent six years as the Vice President of Marketing and Sales for Progressive System Technologies, Inc. Mr. Greskovich holds an M.B.A. from Mercer University (Atlanta, Georgia) and a J.D. from the University of Miami in Florida.

MANAGING DIRECTORS CONTINUING IN OFFICE

        The names of the managing directors continuing in office and certain information about them as of May 31, 2003 are set forth below:

NAME	AGE	POSITIONS HELD WITH THE COMPANY
Edward D. Segal	62	Chief Executive Officer and Managing Director
Dennis R. Riccio	52	President, Chief Operating Officer and Managing Director
John W. Mathews	55	Vice President, Equipment Division and Managing Director

        Edward D. Segal has been a managing director of Metron since November 1995. He joined Metron as President and Chief Executive Officer in July 1995. Prior to joining Metron, Mr. Segal served as President and Chief Executive Officer of Transpacific Technology Corporation, a company that he founded in 1982. Mr. Segal is a member of the Board of Directors of Semiconductor Equipment & Materials International, a trade association for suppliers to the semiconductor industry. Mr. Segal was a recipient of SEMI's prestigious Bob Graham Award in 2002, given for marketing contributions to the semiconductor materials and equipment industry. Mr. Segal holds a B.S. degree in Metallurgical Engineering from Rensselaer Polytechnic Institute.

        Dennis R. Riccio has served as President and Chief Operating Officer of Metron since January 2002. Mr. Riccio served as Senior Vice President, Global Customer Operations, for Asyst Technologies, Inc from August 1998 to December 2001. From January 1997 to August 1998, he served as President of USA Operations of Novellus Systems, Inc., a semiconductor equipment manufacturer. From 1989 to January 1997, he held various senior management positions at Applied Materials, Inc. Mr. Riccio holds a B.S. degree in Public Administration from the University of Arizona.

        John W. Mathews presently serves as Metron's Vice President of the Equipment Solutions Division and has been with Metron since May 2002. Mr. Mathews has over 25 years of experience in technology operations, engineering and service. He joined Metron from his most recent position at Adaptec in Milpitas, California, where he was Vice President, U.S. Engineering Operations. From 1993 to 2000, Mr. Mathews was Vice President, Worldwide Service, at Silicon Valley Group, Inc. During his tenure at KLA-Tencor, from 1979 to 1992, Mr. Mathews held various senior management positions. Mr. Mathews holds B.S.E.E., M.S.E.E. and M.S.I.A. degrees in engineering and business from Purdue University.

DUTIES OF METRON MANAGEMENT

        See "Proposal 1, Election of Supervisory Directors, Duties of Metron Management" for a description of the powers and duties of the supervisory directors and managing directors of the Company.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN
TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE

        In February 1995, the Supervisory Board adopted, and the shareholders subsequently approved, the Company's Employee Stock Option Plan (the "Prior Plan"). In October 1999, in connection with the Company's initial public offering of Common Shares, the Supervisory Board adopted, and the shareholders subsequently approved, the Company's Amended and Restated Employee Stock Option Plan (the "Option Plan"), which is an amended, restated and retitled version of the Prior Plan. In April 2000, July 2001, October 2002, and January 2003, the Supervisory Board adopted, and in each case the shareholders subsequently approved, amendments to the Option Plan, except that the shareholders did not approve proposals to increase the authorized number of shares under the plan and to allow for grants of restricted shares under the plan submitted to the shareholders at the annual general meeting of shareholders for fiscal 2002.

        As of August 31, 2003, options (net of canceled or expired options) covering an aggregate of 4,585,909 Common Shares had been granted under the Option Plan, and only 164,091 Common Shares (plus any shares that might in the future be returned to the Option Plan as a result of cancellations or expiration of options) remained available for future grant under the Option Plan.

        Shareholders are requested in this Proposal 3 to approve the amendment to the Option Plan to increase the number of shares reserved for issuance under the Option Plan by 600,000. The affirmative vote of the holders of a majority of the votes cast in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Option Plan.

THE SUPERVISORY BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

        The essential features of the Option Plan, a copy of which is included as an appendix to this Proxy Statement, are outlined below:

GENERAL

        The Option Plan provides for the grant of incentive stock options and nonstatutory stock options. Incentive stock options granted under the Option Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Option Plan are not intended to qualify as incentive stock options under the Code. See "United States Federal Income Tax Information" for a discussion of the tax treatment of options in the United States. To date, the Company has granted incentive and nonstatutory stock options under the Option Plan.

PURPOSE

        The Supervisory Board adopted the Option Plan to provide a means by which employees and consultants of the Company and its group companies may be given an opportunity to purchase shares in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its group companies. All of the approximately 727 employees and consultants of the Company and its group companies are eligible to participate in the Option Plan.

ADMINISTRATION

        The Supervisory Board administers the Option Plan. Subject to the provisions of the Option Plan, the Supervisory Board has the power to construe and interpret the Option Plan and to determine the persons to whom and the dates on which options will be granted, the number of Common Shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option.

        The Supervisory Board has the power to delegate administration of the Option Plan to a committee composed of one or more members of the Supervisory Board. In the discretion of the Supervisory Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code and/or non-employee directors in accordance with Rule 16b-3 of the 1934 Act. The Supervisory Board has delegated administration of the Option Plan to an Administrative Committee of the Metron Technology Employee Stock Option Plan (the "Administrative Committee"), which consists of Messrs. Anderson and Elftmann. As used herein with respect to the Option Plan, the "Supervisory Board" refers to any committee the Supervisory Board appoints, including the Administrative Committee, as well as to the Supervisory Board itself.

        The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee which grants options to certain highly compensated employees must be "outside directors." The Option Plan provides that, in the Supervisory Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former managing directors of the Company or an affiliate, (iv) supervisory directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a supervisory director) and (v) any other person who is otherwise not considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the 1934 Act.

ELIGIBILITY

        Incentive stock options may be granted under the Option Plan only to employees (including managing directors) of the Company and its affiliates. Employees (including managing directors) and consultants of both the Company and its group companies are eligible to receive nonstatutory stock options under the Option Plan. Supervisory directors of the Company and its group companies are not eligible to receive awards under the Option Plan.

        No incentive stock option may be granted under the Option Plan to any person who, at the time of the grant, owns (or is deemed to own) shares possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the shares subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the Common Shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under the Option Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

        No person may be granted options under the Option Plan covering more than 1,000,000 Common Shares during any calendar year ("Section 162(m) Limitation").

SHARES SUBJECT TO THE OPTION PLAN

        Subject to this Proposal, an aggregate of 5,350,000 Common Shares will be reserved for issuance under the Option Plan. If options granted under the Option Plan expire or otherwise terminate without being exercised, the Common Shares not acquired pursuant to such options again become available for issuance under the Option Plan.

        In The Netherlands, stock options vest immediately upon acceptance of a grant by an employee, but are subject to a lapsing right of repurchase that has the same effect as a vesting schedule. If the Company repurchases unvested shares issued under the Option Plan subject to a right of repurchase, the repurchased shares will not again become available for reissuance under the Option Plan.

TIMING OF GRANTS

        Options may only be granted under the Option Plan on June 1 and December 1 of each calendar year (or the next business day if any such June 1 or December 1 is not a business day), except that options may be granted at any time or times during each calendar year if: (i) the grant is made in connection with the hiring by the Company of an employee or consultant and such employee or consultant was not employed by or a consultant to the Company within the previous 6 months; (ii) the grant is made in recognition of a newly granted promotion to an eligible employee or consultant and the Administrative Committee determines that such promotion involves a significant increase in the duties or responsibilities of such employee or consultant; or (iii) the grant is made in connection with a repricing of options under generally accepted accounting principles.

TERMS OF OPTIONS

        The following is a description of the permissible terms of options under the Option Plan. The terms of individual option grants may be more restrictive than the permissible terms described below in some or all respects.

        Exercise Price; Payment.    The exercise price of options may not be less than 100% of the fair market value of the shares subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value, but in any event may not be less than the nominal value of such shares. As of July 31, 2003, the closing price of the Company's Common Shares as reported on the Nasdaq National Market System was $3.45 per share.

        The exercise price of options granted under the Option Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Supervisory Board, (i) by delivery of other Common Shares of the Company, (ii) with shares issuable upon exercise of the option, (iii) pursuant to a Regulation T program sponsored by the Company in conjunction with a securities broker or (iv) in any other form of legal consideration acceptable to the Supervisory Board.

        Option Exercise.    Generally, options granted under the Option Plan may become exercisable in cumulative increments ("vest") as determined by the Supervisory Board. Shares covered by currently outstanding options under the Option Plan typically vest at the rate of 25% per year for four years during the participant's employment by, or service as a consultant to, the Company or a group company (collectively, "service"). However, in The Netherlands, stock options vest immediately upon acceptance of a grant by an employee, but are subject to a lapsing right of repurchase that has the same effect as a vesting schedule. Shares covered by options granted in the future under the Option Plan may be subject to different vesting terms. The Supervisory Board has the power to accelerate the time during which an option may vest or be exercised. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the shares otherwise issuable to the participant, by delivering already-owned Common Shares or by a combination of these means.

        Term.    The maximum term of options under the Option Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Option Plan generally terminate at the termination of the participant's service unless (i) such termination is due to the participant's disability, in which case the option shall provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

RESTRICTIONS ON TRANSFER

        The participant may not transfer an option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an option.

ADJUSTMENT PROVISIONS

        Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of Common Shares subject to the Option Plan and outstanding options. In that event, the Option Plan will be appropriately adjusted as to the class and the maximum number of Common Shares subject to the Option Plan and the Section 162(m) Limitation, and outstanding options will be adjusted as to the class, number and price per share of Common Shares subject to such options.

EFFECT OF CERTAIN CORPORATE EVENTS

        The Option Plan provides that, in the event of a dissolution or liquidation, the options shall terminate. In the event of specified types of mergers or other corporate consolidations (a "change in control"), then, with respect to participants whose service has not terminated, the vesting and the time during which such options may be exercised will be accelerated. An outstanding option will terminate if the participant does not exercise it before a change in control. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

        The Supervisory Board may suspend or terminate the Option Plan without shareholder approval or ratification at any time or from time to time. Unless sooner terminated, the Option Plan will terminate in February 2005.

        The Supervisory Board may also amend the Option Plan at any time or from time to time. However, no amendment will be effective unless approved by the shareholders of the Company within 12 months before or after its adoption by the Supervisory Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires shareholder approval in order for the Option Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the 1934 Act), or (ii) increase the number of shares reserved for issuance upon exercise of awards. The Supervisory Board may submit any other amendment to the Option Plan for shareholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the

Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees, Section 422 of the Code or any securities exchange listing requirements.

UNITED STATES FEDERAL INCOME TAX INFORMATION

        Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 15% while the maximum ordinary income rate and short-term capital gains rate is effectively 35%.

        Slightly different tax rules may apply to participants who acquire shares subject to certain repurchase options or who are subject to Section 16(b) of the 1934 Act.

        Incentive Stock Options.    Incentive stock options under the Option Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

        There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

        If a participant holds shares acquired through exercise of an incentive stock option for two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such shares will be a long-term capital gain or loss.

        Generally, if the participant disposes of the shares before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the shares' fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the shares were held for more or less than one year.

        To the extent a participant who is employed by a U.S. subsidiary of the Company recognizes ordinary income by reason of a disqualifying disposition, the U.S. subsidiary will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs. As a foreign corporation liable for U.S. taxes only on income "effectively connected" with its operations in the United States, the Company has taken deductions that it believes are appropriate for disqualifying dispositions by its U.S.-based employees.

        Nonstatutory Stock Options.    Nonstatutory stock options granted under the Option Plan generally have the following federal income tax consequences:

        There are no tax consequences to the participant or the Company by reason of the grant. Upon exercise of the option, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the shares' fair market value on the exercise date over the exercise price. With respect to employees of its U.S. subsidiaries, the U.S. subsidiary is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the U.S. subsidiary will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant. As a foreign corporation liable for U.S. taxes only on income "effectively connected" with its operations in the United States, the

Company has taken deductions that it believes are appropriate for nonstatutory option exercises by its U.S.-based employees.

        Upon disposition of the shares, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such shares plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the shares were held for more or less than one year. Slightly different rules may apply to participants who acquire shares subject to certain repurchase options or who are subject to Section 16(b) of the 1934 Act.

        Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the shares on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by shareholders.

Equity Compensation Plan Information

        As discussed at the beginning of this Proposal 3, as of July 31, 2003, options to purchase only 164,091 Common Shares (plus any Common Shares that might in the future be returned to the Option Plan as a result of cancellations or expiration of the options) remained available for future grant under the Option Plan, however, the Company is required to provide the following table disclosing certain information with respect to all of the Company's equity compensation plans in effect as of May 31, 2003.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance (Excluding Securities Reflected in Column (a) (c)
Equity compensation plans approved by security holders	3,730,228		$7.16	627,523	(1)
Equity compensation plans not approved by security holders	137,969	(2)	$1.52	350,000	(3)
Total	3,868,197		$6.96	977,523

(1)
On June 2, 2003 options to purchase 362,182 Common Shares were granted under the Option Plan. Includes 31,992 Common Shares issued to employees of the Company under the Company's 1999 Employee Stock Purchase Plan in May 2003.

(2)
Includes options to purchase 115,000 Common Shares granted under the Supplemental Plan and an additional 22,969 Common Shares issued to employees of the Company in May 2003.

(3)
On June 2, 2003, options to purchase 255,760 Common Shares were granted under the Supplemental Plan.

        The Company's Supplemental Stock Option Plan ("Supplemental Plan") was the only equity compensation plan of the Company in effect as of May 31, 2003 that was adopted without the approval of the Company's shareholders. The Supplemental Plan provides for the grant of nonstatutory stock options; it does not provide for grants of incentive stock options. The Supplemental Plan was filed as Exhibit 10.49 to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2003, filed with the SEC on August 29, 2003.

SUPPLEMENTAL PLAN

        The Supervisory Board adopted the Supplemental Plan to provide a means by which employees and consultants of the Company and its group companies may be given an opportunity to purchase shares in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its group companies. All of the approximately 727 employees and consultants of the Company and its group companies are eligible to participate in the Supplemental Plan.

Administration

        The Supervisory Board administers the Supplemental Plan. Subject to the provisions of the Supplemental Plan, the Supervisory Board has the power to construe and interpret the Supplemental Plan and to determine the persons to whom and the dates on which options will be granted, the number of Common Shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option.

        The Supervisory Board has the power to delegate administration of the Supplemental Plan to a committee composed of one or more members of the Supervisory Board. In the discretion of the Supervisory Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code and/or non-employee directors in accordance with Rule 16b-3 of the 1934 Act.

        The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee which grants options to certain highly compensated employees must be "outside directors." The Supplemental Plan provides that, in the Supervisory Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former managing directors of the Company or an affiliate, (iv) supervisory directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a supervisory director) and (v) any other person who is otherwise not considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the 1934 Act.

Eligibility

        Stock options may be granted under the Supplemental Plan only to employees (including managing directors) of the Company and its affiliates. Supervisory directors of the Company and its group companies are not eligible to receive awards under the Supplemental Plan.

Shares Subject to the Option Plan

        An aggregate of 500,000 Common Shares have been reserved for issuance under the Supplemental Plan. If options granted under the Supplemental Plan expire or otherwise terminate without being exercised in full, the Common Shares not acquired under such options again become available for issuance under the Supplemental Plan.

        In The Netherlands, stock options vest immediately upon acceptance of a grant by an employee, but are subject to a lapsing right of repurchase that has the same effect as a vesting schedule. If the Company repurchases unvested shares issued under the Supplemental Plan subject to a right of repurchase, the repurchased shares will not again become available for reissuance under the Supplemental Plan.

TIMING OF GRANTS

        Options may only be granted under the Supplemental Plan on June 1 and December 1 of each calendar year (or the next business day if any such June 1 or December 1 is not a business day), except that options may be granted at any time or times during each calendar year if: (i) the grant is made in connection with the hiring by the Company of an employee or consultant and such employee or consultant was not employed by or a consultant to the Company within the previous 6 months; (ii) the grant is made in recognition of a newly granted promotion to an eligible employee or consultant and the Administrative Committee determines that such promotion involves a significant increase in the duties or responsibilities of such employee or consultant; or (iii) the grant is made in connection with a repricing of options under generally accepted accounting principles.

Terms of Options

        The following is a description of the permissible terms of options under the Supplemental Plan. The terms of individual option grants may be more restrictive than the permissible terms described below in some or all respects.

        Exercise Price; Payment.    The exercise price of options may not be less than 100% of the fair market value of the shares subject to the option on the date of the grant and in any event may not be less than the nominal value of such shares. As of July 31, 2003, the closing price of the Company's Common Shares as reported on the Nasdaq National Market System was $3.45 per share.

        The exercise price of options granted under the Supplemental Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Supervisory Board, (i) by delivery of other Common Shares of the Company, (ii) with shares issuable upon exercise of the option, (iii) pursuant to a Regulation T program sponsored by the Company in conjunction with a securities broker or (iv) in any other form of legal consideration acceptable to the Supervisory Board.

        Option Exercise.    Generally, options granted under the Supplemental Plan may become exercisable in cumulative increments ("vest") as determined by the Supervisory Board. Shares covered by currently outstanding options under the Supplemental Plan typically vest at the rate of 25% per year for four years during the participant's employment by, or service as a consultant to, the Company or a group company (collectively, "service"). However, in The Netherlands, stock options vest immediately upon acceptance of a grant by an employee, but are subject to a lapsing right of repurchase that has the same effect as a vesting schedule. The Supervisory Board has the power to accelerate the time during which an option may vest or be exercised. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the shares otherwise issuable to the participant, by delivering already-owned Common Shares or by a combination of these means.

        Term.    The maximum term of options under the Supplemental Plan 10 years. Options under the Supplemental Plan generally terminate at the termination of the participant's service unless (i) such termination is due to the participant's disability, in which case the option shall provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service. The option term generally is not extended in the event that exercise of the option within these periods is prohibited.

Restrictions on Transfer

        The participant may not transfer an option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an option.

Adjustment Provisions

        Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of Common Shares subject to the Supplemental Plan and outstanding options. In that event, the Supplemental Plan will be appropriately adjusted as to the class and the maximum number of Common Shares subject to the Supplemental Plan and the Section 162(m) Limitation, and outstanding options will be adjusted as to the class, number and price per share of Common Shares subject to such options.

Effect of Certain Corporate Events

        The Supplemental Plan provides that, in the event of a dissolution or liquidation, unless the Supervisory Board determines otherwise, the options shall terminate. In the event of specified types of mergers or other corporate consolidations (a "change in control"), then, with respect to participants whose service has not terminated, the vesting and the time during which such options may be exercised will be accelerated. An outstanding option will terminate if the participant does not exercise it before a change in control. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

        The Supervisory Board may suspend or terminate the Supplemental Plan without shareholder approval or ratification at any time or from time to time.

        The Supervisory Board may also amend the Supplemental Plan at any time or from time to time.

Federal Income Tax Information

        Nonstatutory Stock Options.    Nonstatutory stock options granted under the Option Plan generally have the following federal income tax consequences.

        There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the fair market value of the Common Shares on the date of exercise over the option exercise price. However, to the extent the Common Shares is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the Common Shares. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

        Upon disposition of the Common Shares, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such shares plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the Common Shares were held for more than one year. Slightly different rules may apply to optionholders who acquire Common Shares subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the Common Shares on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by shareholders.

GRANT OF ADDITIONAL COMMON SHARES

        On May 31, 2003, the Company issued 31,992 Common Shares to employees under the 1999 Employee Stock Purchase Plan, which exhausted the authorized share reserve available under that plan, and issued an additional 22,969 Common Shares to employees outside of any shareholder-approved plan. The per share purchase price for these Common Shares was $1.70. These additional shares were issued under terms identical to the 1999 Employee Stock Purchase Plan.

PROPOSAL 4

APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED 1997 DIRECTORS' STOCK OPTION PLAN
TO INCREASE THE ANNUAL GRANT TO SUPERVISORY DIRECTORS

        In April 1997, the Supervisory Board adopted, and the shareholders subsequently approved, the Company's Amended and Restated 1997 Supervisory Directors' Stock Option Plan (the "Directors' Plan"). In October 1999, the Supervisory Board adopted, and the shareholders subsequently approved, an amendment to the Directors' Plan increasing the number of shares authorized for issuance under the Directors' Plan.

        As of August 31, 2003, options (net of canceled or expired options) covering an aggregate of 123,750 Common Shares had been granted under the Directors' Plan. Options to purchase only 101,250 Common Shares (plus any shares that might in the future be returned to the Directors' Plan as a result of cancellations or expiration of options) remained available for future grant under the Directors' Plan.

        Currently, the Director's Plan provides for the grant of an option to purchase 15,000 shares to each supervisory director upon their election and for the grant of an option to purchase 3,750 shares to each supervisory director annually thereafter.

        Shareholders are requested in this Proposal 4 to approve the amendment to the Directors' Plan to increase the number of options granted annually to members of the Supervisory Board from 3,750 shares to 5,000 shares. The affirmative vote of the holders of a majority of the votes cast in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Directors' Plan.

THE SUPERVISORY BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

        The essential features of the Directors' Plan, a copy of which is included as an appendix to this Proxy Statement, are outlined below:

PURPOSE.

        The purpose of the Directors' Plan is to provide a means by which each supervisory director ("commissaris") of the Company who is not otherwise at the time of grant an employee of or consultant to the Company or of any affiliate of the Company will be given an opportunity to purchase shares of the Company.

ADMINISTRATION.

        The Directors' Plan is administered by the Supervisory Board of the Company, unless and until the Supervisory Board delegates administration to a committee.

SHARES SUBJECT TO THE DIRECTORS' PLAN.

        Subject to the provisions relating to adjustments upon changes in the Company's Common Shares, two hundred twenty-five thousand (225,000) of the Company's Common Shares are reserved for issuance under the Directors' Plan. If options granted under the Directors' Plan expire or otherwise terminate without being exercised in full, the Common Shares not acquired under such option again become available for issuance under the Directors' Plan.

        In The Netherlands, stock options vest immediately upon acceptance of a grant by an employee, but are subject to a lapsing right of repurchase that has the same effect as a vesting schedule. If the Company repurchases unvested shares issued under the Option Plan subject to a right of repurchase, the repurchased shares will not again become available for reissuance under the Option Plan.

ELIGIBILITY.

        Non-employee supervisory directors of the Company or affiliates of such directors (as defined in the Code) are eligible to receive options under the Directors' Plan.

NON-DISCRETIONARY GRANTS.

        Each person who was serving as a supervisory director on the date of adoption of the Directors' Plan by the Supervisory Board (the "Adoption Date") and each person who was or is subsequently first elected or appointed as a supervisory director after the Adoption Date was or will be automatically granted, on the Adoption Date or the date of such initial election or appointment, if later, an option to purchase 15,000 Common Shares under the Directors' Plan.

        Subject to this Proposal, each supervisory director who has served as a director for at least six months and who is reelected at each annual general meeting of shareholders ("Annual Meeting"), commencing with the 2003 Annual Meeting, who has continuously served as a supervisory director for at least six (6) months prior to such Annual Meeting, shall automatically be granted, on the date of such Annual Meeting, an option to purchase five thousand (5,000) Common Shares on the terms and conditions set forth under the Directors' Plan.

OPTION PROVISIONS.

        The term of each option granted under the Directors' Plan commences on the date it is granted and, unless sooner terminated as set forth in the option grant, expires on the date ten (10) years from the date of grant ("Expiration Date"). If the optionee's service as a supervisory director or employee of or consultant to the Company or its affiliates terminates for any reason (including, but not limited to, death, disability, involuntary and voluntary terminations), the option terminates on the earlier of the Expiration Date or the date 12 months following the date of termination of all such service; provided that if the termination of service is due to the supervisory director's death, the option terminates on the earlier of the Expiration Date or 18 months following the date of the supervisory director's death. An option may be exercised following termination of the supervisory director's service as a supervisory director or employee of or consultant to the Company or its affiliates only as to that number of shares as to which it was exercisable as of the date of termination of such service.

        The exercise price of each option granted under the Directors' Plan may not be less than one hundred percent (100%) of the fair market value of the shares subject to such option on the date such option is granted.

        The options granted under the Directors' Plan typically vest and become exercisable in four (4) equal annual installments, measured from the date of grant, provided that the optionee has, during the entire period prior to such vesting installment date, continuously served as a supervisory director or employee of or consultant to the Company or its affiliates. However, in the event the supervisory director's service as a supervisory director or employee of or consultant to the Company or its affiliates terminated for any reason other than a voluntary termination by the supervisory director or a termination for cause, then the option, as of the date of such termination, immediately becomes vested and exercisable with respect to all of the shares subject to the option. In addition, if options are granted under the Directors' Plan in The Netherlands, stock options vest immediately upon acceptance of a grant by a director, but are subject to a lapsing right of repurchase that has the same effect as a vesting schedule.

        Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

EFFECT OF CERTAIN CORPORATION EVENTS.

        In the event of certain mergers of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

FEDERAL INCOME TAX INFORMATION.

        Nonstatutory Stock Options.    Nonstatutory stock options granted under the Supplemental Plan generally have the following federal income tax consequences.

        There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the fair market value of the Common Shares on the date of exercise over the option exercise price. However, to the extent the Common Shares is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the Common Shares. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

        Upon disposition of the Common Shares, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such shares plus any amount recognized as ordinary income upon exercise of the option (or vesting of the Common Shares). Such gain or loss will be long-term or short-term depending on whether the Common Shares were held for more than one year. Slightly different rules may apply to optionholders who acquire Common Shares subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the Common Shares on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by shareholders.

PROPOSAL 5

ADOPTION OF THE 2003 EMPLOYEE STOCK PURCHASE PLAN

        In October 1999, the Supervisory Board adopted, and the shareholders subsequently approved, the Company's 1999 Employee Stock Purchase Plan ("1999 Purchase Plan"). Pursuant to the terms of the 1999 Purchase Plan, the 1999 Purchase Plan has terminated because all 300,000 of the shares reserved for issuance under the 1999 Purchase Plan have been sold to Employees under the 1999 Purchase Plan.

        In September 2003, the Supervisory Board adopted the Company's 2003 Employee Stock Purchase Plan ("2003 Purchase Plan"), subject to shareholder approval. The 2003 Purchase Plan has essentially identical terms to the 1999 Purchase Plan.

        Shareholders are requested in this Proposal 5 to approve the adoption the 2003 Purchase Plan. The affirmative vote of the holders of a majority of the votes cast in person or represented by proxy and entitled to vote at the meeting will be required to approve the adoption of the 2003 Purchase Plan.

THE SUPERVISORY BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 5.

        The essential features of the 2003 Purchase Plan, a copy of which is included as an appendix to this Proxy Statement, are outlined below:

GENERAL

        The 2003 Purchase Plan provides a means by which employees may purchase Common Shares through payroll deductions. The 2003 Purchase Plan is implemented by offerings of rights to eligible employees. Under the 2003 Purchase Plan, the Supervisory Board may specify offerings with a duration of not more than 12 months, and may specify shorter purchase periods within each offering. Purchase dates under the offerings may occur each June 1 and December 1. New offerings may begin each June 1 and December 1. Substantially all of the approximately 727 employees of the Company and its group companies are eligible to participate in the 2003 Purchase Plan.

        Subject to this Proposal, an aggregate of 200,000 Common Shares have been reserved for issuance under the 2003 Purchase Plan. The 2003 Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code.

        Employees who participate in an offering may have up to 15% of their earnings withheld pursuant to the 2003 Purchase Plan. The amount withheld is then used to purchase Common Shares on specified purchase dates. The Supervisory Board determines the number of Common Shares that may be purchased on each specified purchase date.

TERMS OF PURCHASE UNDER THE 2003 PURCHASE PLAN

        The price of Common Shares purchased under the 2003 Purchase Plan will be equal to 85% of the lower of the fair market value of the Common Shares on the commencement date of each offering period or the fair market value of the Common Shares on the relevant purchase date. Employees who become eligible to participate in the 2003 Purchase Plan for the first time during an ongoing offering may be permitted to begin participating in the 2003 Purchase Plan on the day after the next purchase date that occurs under the offering. The price of Common Shares purchased under the 2003 Purchase Plan for employees who begin participating in the 2003 Purchase Plan during an ongoing offering will be equal to 85% of the lower of the fair market value of the Common Shares on the day they begin participating in the 2003 Purchase Plan or the fair market value of the Common Shares on the relevant purchase date. Employees may end their participation in an offering at any time during such offering, except that the Supervisory Board may prohibit withdrawal close to the end of a purchase period.

Employees' participation in all offerings will end automatically on termination of their employment with the Company or one of its subsidiaries.

ELIGIBILITY

        Unless otherwise determined by our Supervisory Board, employees are eligible to participate in the 2003 Purchase Plan only if they are customarily employed by the Company or one of its subsidiaries designated by the Supervisory Board for at least 20 hours per week and five months per calendar year. No employee shall be eligible for the grant of any rights under the 2003 Purchase Plan if immediately after such rights are granted, such employee will have voting power over 5% or more of the Company's outstanding capital shares. Eligible employees may be granted rights only if the rights together with any other rights granted under employee stock purchase plans do not permit such employees' rights to purchase shares of Metron to accrue at a rate which exceeds $25,000 of fair market value of those shares for each calendar year in which those rights are outstanding.

EFFECT OF CERTAIN CORPORATE EVENTS

        Upon a change in control of Metron, each right to purchase Common Shares will be assumed or an equivalent right substituted by the successor corporation; if the rights are not assumed or substituted, all sums collected by payroll deductions will be applied to purchase shares immediately prior to the change in control.

AMENDMENT AND TERMINATION

        The Supervisory Board has the authority to amend or terminate the 2003 Purchase Plan; provided, however, that no action may adversely affect any outstanding rights to purchase Common Shares.

FEDERAL INCOME TAX INFORMATION

        Rights granted under the 2003 Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

        A participant will be taxed on amounts withheld for the purchase of Common Shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired Common Shares.

        If the Common Shares is disposed of more than two years after the beginning of the offering period and more than one year after the Common Shares are transferred to the participant, then the lesser of (i) the excess of the fair market value of the Common Shares at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the Common Shares as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

        If the Common Shares are sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the Common Shares on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the Common Shares are later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the Common Shares on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the Common Shares have been held.

        There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the 2003 Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

ADMINISTRATION

        The Supervisory Board administers the 2003 Purchase Plan and has the final power to construe and interpret both the 2003 Purchase Plan and the rights granted under it. The Supervisory Board has the power, subject to the provisions of the 2003 Purchase Plan, to determine when and how rights to purchase Common Shares of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any subsidiary of the Company will be eligible to participate in the 2003 Purchase Plan. The Supervisory Board has the power, which it has not yet exercised, to delegate administration of the 2003 Purchase Plan to a committee composed of not fewer than two members of the Supervisory Board.

PROPOSAL 6

APPROVAL TO ISSUE COMMON SHARES IN AN AGGREGATE AMOUNT EXCEEDING 19.999%
OF THE OUTSTANDING COMMON SHARES PURSUANT TO OUTSTANDING CONVERTIBLE
DEBENTURES AND WARRANTS

OVERVIEW

        On August 25, 2003, the Company completed the sale to certain institutional investors, in a transaction exempt from registration under the Securities Act, of convertible debentures in an aggregate principal amount of $7,000,000, bearing interest at the rate of 8% per annum and having a maturity date of February 25, 2007 (the "Debentures"), and warrants to purchase an aggregate of 811,594 Common Shares (the "Financing Warrants"), of which 50% have an exercise price of $3.97 per share and 50% have an exercise price of $4.31 per share, and all of which are exercisable until August 25, 2007 (the "Financing"). The Debentures and Warrants were issued under a Subscription Agreement, dated August 25, 2003.

        The Debentures are convertible into 1,846,964 Common Shares at a price of $3.79 per share. The Company is entitled to issue Common Shares in lieu of the cash payment of interest on the Debentures, subject to certain conditions, including shareholder approval of this Proposal 6. Common Shares issued in lieu of cash to pay interest are valued at 90% of the average of the volume-weighted average trading prices for the 20 trading days preceding the relevant interest payment date. The Company is entitled to force conversion of the Debentures into Common Shares in the event our common share price exceeds $10.34 per share for 20 consecutive trading days, provided certain conditions are met. Generally, these conditions are that:

        1.     the Company has duly honored all conversions occurring prior to the date the holders of the Debentures receive notice of the forced conversion;

        2.     there is an effective registration statement (and the company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) for all of the Common Shares issued or issuable pursuant the Debentures (the "Underlying Shares") or all the Underlying Shares can be sold immediately pursuant to Rule 144;

        3.     the Common Shares are listed for trading on a the Nasdaq National Market (and the Company believes, in good faith, that trading of the Common Shares on the Nasdaq National Market will continue uninterrupted for the foreseeable future);

        4.     all liquidated damages and other amounts owing in respect of the Debentures and Underlying Shares have been paid or will, concurrently with the issuance of the Underlying Shares, be paid in cash;

        5.     a sufficient number of Common Shares is reserved from the Company's authorized share capital

        6.     no event of default nor any event that with the passage of time would constitute an event of default under the Debentures has occurred and is continuing; and

        7.     the forced conversion would not result, when aggregated with all other prior issuances of Common Shares pursuant to the Financing Warrants, the Enable Warrants (as defined below) and the Debentures, in the issuance of more than 19.999% of the number of Common Shares outstanding immediately prior to the Financing, unless shareholder approval has been obtained for such issuance.

        The conversion price of the Debentures is subject to adjustments under certain circumstances. If certain changes occur to the Company's capitalization, such as a stock split, dividend of Common Shares or other capital reorganization, then the conversion price of the Debentures will be adjusted appropriately. In addition, the conversion price will be adjusted downward if the Company issues securities at a per share price less than the then-applicable conversion price (a "Debenture Adjustment

Issuance"), excluding, among other things, issuances in connection with certain strategic transactions and issuances of options to employees, managing directors and supervisory directors. After a Debenture Adjustment Issuance, the new conversion price of the Debentures would equal the per share price of such Debenture Adjustment Issuance.

        Enable Capital, LLC acted as placement agent in connection with the Financing and received a fee equal to $287,000, payable in cash, together with warrants (the "Enable Warrants") to purchase an aggregate of 55,408 Common Shares, of which 50% have an exercise price of $3.97 per share and 50% have an exercise price of $4.31 per share.

        The Enable Warrants have substantially the same terms as the Financing Warrants, except the Enable Warrants are exercisable until August 25, 2008. The Financing Warrants and the Enable Warrants are collectively referred to herein as the "Warrants."

        The exercise prices of the Warrants are subject to adjustments under certain circumstances. If certain changes occur to the Company's capitalization, such as a stock split, dividend of Common Shares or other capital reorganization, then the exercise prices of the Warrants will be adjusted appropriately. In addition, the exercise prices will be adjusted downward if the Company issues securities at a per share price less than the applicable exercise prices, respectively (a "Warrant Adjustment Issuance"), excluding, among other things, issuances in connection with certain strategic transactions and issuances of options to employees, managing directors and supervisory directors. After a Warrant Adjustment Issuance, the new exercise prices of the Warrants would be based on a weighted-average formula. We may give notice of mandatory termination of the Warrants provided that (i) the Common Shares issuable upon conversion of the Warrants are registered for resale pursuant to the Securities Act of 1933 or are freely tradable without restriction or legend and have been continuously for at least the 20-trading day period immediately preceding the date of the notice of termination, (ii) the Common Shares are listed or quoted for trading on the Nasdaq National Market continuously during the 20-trading day period immediately preceding the date of the notice of mandatory termination and (iii) the price of our Common Shares is equal to or greater than $10.34 for each of the 20 trading days immediately preceding the date of notice of termination (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions).

        The Company entered into a Registration Rights Agreement, dated August 25, 2003, with the investors that purchased the Debentures and the Warrants, under which the Company agreed to file with the SEC within 30 days following the sale of the Debentures a registration statement covering the resale of the Common Shares underlying the Debentures and the Financing Warrants. Accordingly, the Company intends to file a registration statement on Form S-3 on or before August 24, 2003 with respect to the resale of such shares from time to time.

        A copy of the form of Debenture, form of Warrant, Subscription Agreement and Registration Rights Agreement were filed by the Company with the SEC as exhibits to a Form 8-K filed on August 27, 2003. The Company's audited consolidated financial statements, management's discussion and analysis of financial condition and results of operations and certain supplementary financial information are incorporated by reference to pages 25 through 76 of the Company's Annual Report on Form 10-K filed with the SEC on August 29, 2003 and delivered with this Proxy Statement.

REASONS FOR SHAREHOLDER APPROVAL

        Companies listed on the Nasdaq National Market, including the Company, are required to comply with NASD rules with respect to the listing of shares with Nasdaq. Section 4350(i)(1)(D)(ii) of the NASD Rules requires Nasdaq-listed companies to obtain shareholder approval prior to the issuance of "common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the stock" (the "20% Rule") Prior to the financing, the

Company had 12,609,078 Common Shares outstanding (the "Outstanding Shares"). Assuming no adjustments to the conversion price of the Debentures or the exercise prices of the Warrants, the Debentures are convertible into 1,846,964 Common Shares and the Warrants are exercisable for 867,002 Common Shares, for a total of 2,713,966 Common Shares. This total constitutes 21.52% of the Outstanding Shares. While the conversion price of the Debentures and the exercise prices of the Warrants were set at premiums to the average prices of our Common Shares during a period prior to the closing of the financing, the conversion price of the Debentures and the exercise prices of Warrants were less than the market value of our Common Shares on the closing date of the Financing. In addition, if there is a Debenture Adjustment Issuance or a Warrant Adjustment Issuance, we will be required to issue more than 21.52% of the Outstanding Shares under the terms of the Debentures and the Warrants. Accordingly, under the 20% Rule and pursuant to the terms of the Debentures and the Warrants, we are required to obtain shareholder approval before we can issue in excess of 19.999% of the Outstanding Shares (the "Issuable Maximum").

        In addition, Section 4350(i)(1)(B) of the NASD Rules requires shareholder approval "when the issuance or potential issuance will result in a change of control of the issuer." While we do not believe that the issuance of the Debentures and the Warrants will result in a change of control, and therefore we do not believe that Section 4350(i)(1)(B) applies to this issuance, a substantial adjustment to the conversion price of the Debentures or the exercise prices of the Warrants could result in a sufficient number of Common Shares being issued and issuable upon conversion of the Debentures and exercise of the Warrants to constitute a change in control.

        Absent shareholder approval of this Proposal 6, the Company will not be able to convert Debentures or exercise Warrants to the extent such conversion or exercise, when combined with all prior Debenture conversions, Warrant exercises and issuances of Common shares in payment of interest, would exceed the Issuable Maximum. In addition, the Company will not be able to elect to pay interest on the Debentures in Common Shares unless shareholder approval of this Proposal 6 has been obtained.

        Any amount of the Debentures that holders of Debentures are unable to convert in excess of the Issuable Maximum or any amount of interest not payable in Common Shares would remain a cash liability of the Company, due and payable at maturity or on the interest payment date. In that event, the Company may be required to raise additional funds in order to meet this obligation. The Company may not be able to raise sufficient funds at that time, and, even if the Company is able to raise sufficient funds, the terms of such financing may not be favorable to the Company.

        Edward D. Segal, FSI International, Inc. ("FSI"), Entegris, Inc. ("Entegris") and Bricoleur Capital have entered into voting agreements with the investors who purchased the Debentures and the Warrants under which these shareholders have agreed to vote their Common Shares in favor of this Proposal 6. Together, these shareholders hold approximately 44.0% of the outstanding Common Shares.

        The affirmative vote of the holders of a majority of the votes cast in person or represented by proxy and entitled to vote at the meeting (excluding any shares held by the purchasers of the Debentures and the Warrants and by Enable Capital, LLC) will be required to approve this Proposal 6.

THE SUPERVISORY BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 6.

PROPOSAL 7

APPROVAL OF ANNUAL ACCOUNTS

        At the Annual Meeting, the shareholders of the Company will be asked to approve the Annual Accounts ("jaarrekening") of the Company drawn up in the English language for the fiscal year ended May 31, 2003, as required under Netherlands law and the Articles. In accordance with Article 2:408 of the Netherlands Civil Code, the Annual Accounts are the annual statutory accounts of the Company prepared in accordance with generally accepted accounting principles of The Netherlands. These Annual Accounts do not represent the consolidated accounts of the Company and all of its subsidiaries prepared in accordance with generally accepted accounting principles of the United States, as presented in the Consolidated Financial Statements contained in the Annual Report of the Company for the year ended May 31, 2003. Copies of the Annual Accounts are open for inspection at the principal executive offices of the Company, located at 4425 Fortran Drive, San Jose, California 95134-2300, USA, and the Company's principal office in The Netherlands, located at Kabelstraat 36, NL-1322 AD Almere, by registered shareholders and other persons entitled to attend meetings of shareholders of the Company. Such copies will be open for inspection from the date hereof until the close of the Annual Meeting.

        The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required to adopt the Annual Accounts, provided that the votes represent more than half of the issued share capital of the Company.

THE SUPERVISORY BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 7.

PROPOSAL 8

APPROVAL OF SELECTION OF STATUTORY AUDITORS AND
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Supervisory Board has nominated PricewaterhouseCoopers N.V. for approval as statutory auditors of the Annual Accounts ("jaarrekening") of the Company for the fiscal year ending May 31, 2004, has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending May 31, 2004 and has further directed that the selection of auditors of the Annual Accounts be submitted to the shareholders for approval and that the selection of the independent accountants be submitted to the shareholders for ratification at the Annual Meeting. KPMG LLP audited the Company's financial statements from 1995 until the fiscal year ended May 31, 2001. PricewaterhouseCoopers LLP audited the Company's financial statements for the fiscal years ended May 31, 2002 and 2003. Representatives of PricewaterhouseCoopers N.V. are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants is not required by the Articles or otherwise. However, the Supervisory Board is submitting the selection of PricewaterhouseCoopers LLP as independent accountants to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Supervisory Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Supervisory Board in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the selection of PricewaterhouseCoopers N.V. as statutory auditors of the Annual Accounts and to ratify the selection of PricewaterhouseCoopers LLP as independent accountants, provided that the votes represent more than half of the issued share capital of the Company.

        On September 7, 2001, the Company's Supervisory Board, upon the recommendation of the Audit Committee, approved the dismissal of KPMG LLP and the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants to audit the Company's financial statements for the year ending May 31, 2002. The Company's Supervisory Board has approved the continuing appointment of PricewaterhouseCoopers LLP as the Company's independent accountants to audit the Company's financial statements for the year ending May 31, 2004.

        The independent audit report of KPMG LLP on the Company's consolidated financial statements as of May 31, 2001, and for the year ended May 31 2001, dated July 12, 2001, in the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2003, filed with the SEC on August 29, 2003, contained no adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

        In connection with the Company's audit for the fiscal year ended May 31, 2001, and in the subsequent interim period prior to KPMG LLP's dismissal, there were no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with their report.

        In connection with their audit of the Company's financial statements as of and for the year ended May 31, 2001, KPMG LLP noted one matter involving the Company's internal controls and its operations that they considered to be a reportable condition under standards established by the American Institute of Certified Public Accountants ("AICPA"). The reportable condition, which is not deemed a "material weakness" as defined by the AICPA, is related to the design and operation of internal controls over the systems and processes for revenue recognition and deferral. The subject matter of the reportable condition and the subsequent actions taken were discussed with the Company's Audit Committee.

        KPMG LLP's letter to the Securities and Exchange Commission stating its agreement with the statements in the two preceding paragraphs is filed as an exhibit to the Company's Current Report on Form 8-K filed September 14, 2001.

        During the fiscal year ended May 31, 2001 and the subsequent interim period prior to our engagement of PricewaterhouseCoopers LLP, the Company did not consult with PricewaterhouseCoopers LLP regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

THE SUPERVISORY BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 8.

PROPOSAL 9

APPROVAL OF THE PREPARATION OF THE ANNUAL REPORT IN ENGLISH

        The Company has prepared its Annual Accounts and Annual Report for the fiscal year ended May 31, 2003 in the English language. Netherlands law requires that the Company's shareholders authorize the preparation of the Company's Annual Report in a language other than Dutch. Such authorization will not constitute approval of any matter referred to in the Company's Annual Report.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the preparation of the Company's Annual Report in English, provided that the votes represent more than half of the issued share capital of the Company.

THE SUPERVISORY BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 9.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's Common Shares as of July 31, 2003 by: (i) each supervisory director and nominee for supervisory director; (ii) each managing director named in the Summary Compensation Table and each nominee for managing director; (iii) all managing directors and supervisory directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Shares. Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their Common Shares, except to the extent authority is shared by spouses under applicable law. Unless otherwise noted, the address of each shareholder is c/o Metron Technology N.V., 4425 Fortran Drive, San Jose, California 95134-2300.

Name and Address	Common Shares as of July 31, 2003	Total Shares Beneficially Owned(1)	Percentage
Entegris, Inc.(2) 3500 Lyman Boulevard Chaska, MN 55318	1,565,687	1,593,811	12.6%
FSI International, Inc.(3) 322 Hazeltime Drive Chaska, MN 55318	2,123,582	2,150,769	17.1%
Robert R. Anderson(4)	82,237	110,361	*
Dana C. Ditmore	0	0	*
Joel A. Elftmann	0	937	*
William L. George	0	0	*
Sho Nakanuma(5)	0	14,062	*
Bruce M. Jaffe(6)	2,000	10,437	*
Edward D. Segal(7)	596,298	1,251,485	9.9%
Dennis R. Riccio(8)	20,000	143,125	1.1%
Gregory M. Claeys(9)	127,192	223,733	1.8%
John W. Mathews(10)	2,808	24,994	*
Douglas J. McCutcheon(11)	0	15,625	*
Gregory S. Greskorvich	0	0	*
All Supervisory Directors and Managing Directors as a group (9 persons)(12)	830,535	1,794,758	14.2%

*
Represents beneficial ownership of less than one percent of the Company's Common Shares.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Applicable percentage ownership is based on 12,609,278 Common Shares outstanding as of July 31, 2003, together with applicable options for such shareholder. Common Shares subject to options currently exercisable, or exercisable within 60 days of July 31, 2003, are not deemed outstanding for computing the percentage ownership of any other person.

(2)
Includes 28,124 shares issuable to Entegris pursuant to options exercisable within 60 days of July 31, 2003.

(3)
Includes 27,187 shares issuable to FSI pursuant to options exercisable within 60 days of July 31, 2003.

(4)
Consists of 82,237 shares held by Mr. Anderson and 28,124 shares issuable pursuant to options exercisable within 60 days of July 31, 2003.

(5)
Consists of 14,062 shares issuable pursuant to options exercisable within 60 days of July 31, 2003.

(6)
Consists of 2,000 shares held by Mr. Jaffe and 8,437 shares issuable pursuant to options exercisable within 60 days of July 31, 2003.

(7)
Consists of 467,270 shares held by Mr. Segal, 129,528 shares held by Segal Investments LP, an investment partnership of which Mr. Segal is the Managing Partner, and 525,659 shares issuable pursuant to options exercisable within 60 days of July 31, 2003. Mr. Segal disclaims beneficial ownership of the shares held by Segal Investments LP.

(8)
Consists of 20,000 shares held by Mr. Riccio, and 96,541 shares issuable pursuant to options exercisable within 60 days of July 31, 2003.

(9)
Consists of 127,192 shares held by Mr. Claeys, and 96,541 shares issuable pursuant to options exercisable within 60 days of July 31, 2003. During July 2003, Mr. Claeys resigned as a managing director.

(10)
Consists of 2,808 shares held by Mr. Mathews, and 22,186 shares issuable pursuant to options exercisable within 60 days of July 31, 2003.

(11)
Consists of 15,625 shares issuable pursuant to options exercisable within 60 days of July 31, 2003.

(12)
Includes an aggregate of 830,535 shares issuable pursuant to options exercisable within 60 days of July 31, 2003. Also includes an aggregate of 834,695 shares held by Entegris and 129,528 shares owned by the investment partnership of Mr. Segal.

CHANGE IN CONTROL

        Our outstanding Debentures are subject to anti-dilution adjustments upon certain issuances of securities of the Company at a per-share price less than the then-applicable conversion price of the Debentures, which, if triggered, could at a subsequent date result in a change in control of the Company. For a more detailed description of the Debentures and these anti-dilution adjustments, see "Proposal 6".

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the 1934 Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended May 31, 2003.

EXECUTIVE COMPENSATION

Compensation of Supervisory Directors

        Each supervisory director of the Company receives a per meeting fee of $1,000 (plus $500 for each committee meeting attended by committee members on a separate day). The members of the Supervisory Board are also eligible for reimbursement for expenses incurred in connection with attendance at Supervisory Board meetings in accordance with Company policy. In the fiscal year ended May 31, 2003, the total compensation and expenses paid to non-employee supervisory directors was $73,459. For fiscal 2004, each supervisory director of the Company will receive a annual retainer of $10,000 in addition to the meeting fee of $1,000, a fee of $1,000 for serving on the audit committee, and a $500 fee for all other committee meetings. Committee chairmen will receive an additional $500 fee.

        Each supervisory director of the Company also receives stock option grants under the Directors' Plan. Only non-employee supervisory directors of the Company are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

        Option grants under the Directors' Plan are non-discretionary. On April 13, 1997, each supervisory director then in office was automatically granted an option to purchase 15,000 Common Shares from the Directors' Plan. Subsequently, each person who was or is elected or appointed for the first time to serve as a supervisory director is granted an option to purchase 15,000 Common Shares from the Directors' Plan. In addition, on the date of each Annual Meeting, commencing with the 2003 Annual Meeting, each member of the Supervisory Board who has served as a director for at least six months and who is reelected at such Annual Meeting, subject to approval of Proposal 4, is automatically granted an option to purchase 5,000 Common Shares under the Directors' Plan. Prior to the 2003 Annual Meeting, the annual automatic grant was 3,750 shares rather than 5,000 shares. The exercise price of each option granted under the Directors' Plan may not be less than one hundred percent (100%) of the fair market value of the shares subject to such option on the date such option is granted. Options granted under the Directors' Plan generally may not be exercised until the date upon which such optionee has provided one year of continuous service to the Company or its affiliates as a director following the date of such option grant. Options vest at a rate of 25% one year after grant date and 25% each year thereafter in accordance with the terms of the grant. The term of each option granted under the Directors' Plan commences on the date it is granted and, unless sooner terminated as set forth in the option grant, expires on the date ten (10) years from the date of grant. In the event of certain mergers of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

        During the fiscal year 2003, the Company granted options covering 18,750 shares to the supervisory directors of the Company, at an exercise price per share of $1.58. The fair market value of such Common Shares on the date of grant was $1.58 per share (based on the closing sales price reported on the Nasdaq National Market for the date of grant). In January 2003, James Dauwalter resigned as a supervisory director. Accordingly, all vesting ceased for all options held by Mr. Dauwalter, including the option for 3,750 shares granted in fiscal 2003. As of July 31, 2003, no options had been exercised under the Directors' Plan.

Compensation of Managing Directors

        The following table shows for the fiscal years ended May 31, 2001, 2002 and 2003 compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated managing directors (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long Term Compensation
Name and Principal Position	Year	Salary($)		Bonus($)	Other Annual Compensation($)		Securities Underlying Options/SARs(#)	All Other Compensation($)
Edward D. Segal Chief Executive Officer and Managing Director	2003 2002 2001	276,300 286,533 307,000		— — 199,032	— — —		50,000 120,000 50,000	34,425 129,832 6,078	(1) (1) (1)
Dennis R. Riccio President, Chief Operating Officer and Managing Director	2003 2002	252,000 101,285		— —	40,425 —	(2)	35,000 300,000	1,172 425	(3) (3)
Gregory M. Claeys Vice President, Materials Division and Managing Director(5)	2003 2002 2001	166,500 172,677 185,000		— — 126,240	2,731 4,893 3,354	(3) (3) (3)	25,000 51,250 —	— 2,880 2,880	(4) (4)
John W. Mathews Vice President, Equipment Division and Managing Director	2003	213,750		—	—		90,000	981	(3)
Douglas J. McCutcheon Senior Vice President and Chief Financial Officer and Managing Director (Designate)	2003	96,000	(6)	—	62,800	(7)	100,000	360	(3)

(1)
For 2003, represents $31,704 in interest on shareholder receivables, $1,624 in car allowances and $1,097 in insurance premiums. For 2002, represents $3,150 in payments to a defined contribution plan, $1,611 in car allowances, $1,277 in insurance premiums, $80,307 in interest on shareholder receivables and $43,487 in tax services. For 2001, represents $3,150 in payments to a defined contribution plan, $1,836 in car allowances and $1,092 in insurance premiums.

(2)
Represents housing allowance.

(3)
Represents insurance premiums.

(4)
Represents payments to a defined contribution plan.

(5)
Mr. Claeys resigned as a managing director in July 2003.

(6)
Mr. McCutcheon was appointed Senior Vice President and Chief Financial Officer of the Company in January 2003.

(7)
Represents consulting arrangement prior to employment.

Stock Option Grants And Exercises

        The Company grants options to its executive officers under its Amended and Restated Employee Stock Option Plan (the "Option Plan") and Supplemental Stock Option Plan (the "Supplemental Plan"). As of July 31, 2003, options to purchase a total of 3,968,660 shares were outstanding under the Option Plan and options to purchase 164,091 shares remained available for grant thereunder, and options to purchase a total of 370,760 shares were outstanding under the Supplemental Plan and options to purchase 129,240 shares remained available for grant thereunder.

        The following tables show, for the fiscal year ended May 31, 2003, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

OPTION/SAR GRANTS IN FISCAL 2003

	Individual Grants
							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options/SARs Granted (#)
		% of Total Options/SARs Granted to Employees in Fiscal Year(1)
				Exercise Or Base Price ($/Sh)(2)
Name						Expiration Date
							5% ($)	10% ($)
Edward D. Segal(4)	50,000	4.0%			$2.00	December 2012	$162,889	$259,374
Dennis R. Riccio(5)	35,000	2.4%			$2.10	December 2012	114,023	181,562
Gregory M. Claeys(6)	25,000	2.0%			$2.00	December 2012	81,445	129,687
John W. Mathews(7)	75,000 15,000	5.9 1.2	% %	$ $	8.90 2.00	June 2012 December 2012	1,087,287 48,867	1,731,323 77,812
Douglas J. McCutcheon(8)	100,000	7.9%			$1.55	January 2013	252,479	402,155

(1)
Based on options to purchase an aggregate of 1,265,430 shares granted to employees (including employee directors) during the fiscal year ended May 31, 2003. The foregoing total excludes options granted to consultants and non-employee directors.

(2)
The exercise price per share of each option was equal to the quoted fair market value of the Common Shares on the date of grant.

(3)
The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% rates represent certain assumed rates of appreciation only, in accordance with the rules of the Securities and Exchange Commission, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual further performance of the Common Shares, and no gain to the optionee is possible unless the stock price increases over the option term.

(4)
6.25% of the shares subject to Mr. Segal's option grants vested on March 2, 2003, and 6.25% of such shares vest every quarter during the four years thereafter.

(5)
6.25% of the shares subject to Mr. Riccio's option grants vested on March 2, 2003, and 6.25% of such shares vest every quarter during the four years thereafter.

(6)
6.25% of the shares subject to Mr. Claeys' option grants vested on March 2, 2003, and 6.25% of such shares vest every quarter during the four years thereafter. Mr. Claeys resigned as a managing director in July 2003.

(7)
6.25% of the 15,000 shares subject to Mr. Mathews' option grants vested on March 3, 2003, and 6.25% of such shares vest every quarter during the four years thereafter. For the 75,000 shares, 25% vests on June 2, 2003, and 25% of such shares vest annually during the three years thereafter.

(8)
6.25% of the shares subject to Mr. McCutcheon's option grants vested on April 7, 2003, and 6.25% of such shares vest every quarter during the four years thereafter.

Aggregated Option/SAR Exercises in Last Fiscal Year, and Fiscal Year-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)
					Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(2)
Name	Shares Acquired on Exercise(#)	Value Realized($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Edward D. Segal	12,000	$103,600	502,197	161,251	$1,406	$21,094
Dennis R. Riccio	—	—	95,937	239,063	984	14,766
Gregory M. Claeys	—	—	124,608	61,642	703	10,547
John W. Mathews	—	—	937	89,063	422	6,328
Douglas J. McCutcheon	—	—	6,250	93,750	5,625	84,375

(1)
The value realized is based on the fair market value of the Company's Common Shares on the exercise date minus the exercise price.

(2)
The valuations are based on the fair market value of the Company's Common Shares on May 31, 2003 of $2.45, minus the exercise price of the options.

Employment Agreements and Termination of Employment Arrangements

        Edward D. Segal, Dennis R. Riccio, and Douglas J. McCutcheon are each employed pursuant to an employment contract with a subsidiary of Metron, which is incorporated in his country of residence. As a consequence of the fact that the Company was reporting operating losses, all Named Executive Officers agreed to accept a 10% reduction in their current base salaries effective October 1, 2001 for an indefinite period. The reductions remained in effect as of the end of fiscal year 2003.

        Edward D. Segal is employed pursuant to an employment contract entered into in September 1999 with Metron Technology Corporation, a California corporation and wholly-owned subsidiary of the Company (MTC), and with the Company. The employment contract provides that Mr. Segal will serve as a managing director of the Company and as the Company's Chief Executive Officer at an annual salary of not less than $295,000. The agreement also provides for Mr. Segal's participation in an annual incentive compensation plan approved by the Supervisory Board and for other usual and customary benefits. The Company and MTC agreed to indemnify Mr. Segal against any liability to which he may be subject for judgments, settlements, penalties, fees and expenses of defense, including attorney's fees, bonds and costs of investigation, arising out of or in any way related to acts or omissions as a member of the Managing Board, or an executive officer, or in any other capacity in which services are rendered to the Company or MTC and its subsidiaries. However, Mr. Segal would not be entitled to indemnification under this agreement under certain circumstances, including if indemnification is unlawful. If Mr. Segal's employment is terminated by MTC without cause or by Mr. Segal for good reason or due to disability, in exchange for Mr. Segal's signing a release of all claims, he will continue to receive his base salary for a period of 12 months in addition to other customary benefits.

        Dennis R. Riccio is employed pursuant to an employment contract entered into in November 2001 with MTC and with the Company. The employment contract provides that Mr. Riccio will serve as a managing director of the Company and as the Company's President and Chief Operating Officer at an

annual salary of not less than $280,000. The agreement also provides for Mr. Riccio's participation in an annual incentive compensation plan approved by the Supervisory Board and for other usual and customary benefits. The Company and MTC agreed to indemnify Mr. Riccio against any liability to which he may be subject for claims, damages, judgments, losses, liabilities, fees and expenses of defense, including attorney's fees, bonds and costs of investigation, arising out of or in any way related to acts or omissions as a member of the Managing Board, or an executive officer, or in any other capacity in which services are rendered to the Company or MTC and its subsidiaries. However, Mr. Riccio would not be entitled to indemnification under this agreement under specified circumstances including if indemnification is unlawful. If Mr. Riccio's employment is terminated by MTC without cause or by Mr. Riccio for good reason or due to disability, in exchange for Mr. Riccio's signing a release of all claims, he will continue to receive his final base salary for a period of 12 months in addition to other customary benefits.

        Douglas J. McCutcheon is employed pursuant to an employment contract entered into in January 2003 with MTC and with the Company. The employment contract provides that Mr. McCutcheon will serve as a managing director of the Company and as the Company's Senior Vice President and Chief Financial Operating Officer at an annual salary of not less than $225,000. The Company granted Mr. McCutcheon an option to purchase 100,000 Common Shares and an additional option to purchase 50,000 Common Shares in June 2003. The agreement also provides for Mr. McCutcheon's participation in an annual incentive compensation plan approved by the Supervisory Board and for other usual and customary benefits. The Company and MTC agreed to indemnify Mr. McCutcheon against any liability to which he may be subject for claims, damages, judgments, losses, liabilities, fees and expenses of defense, including attorney's fees, bonds and costs of investigation, arising out of or in any way related to acts or omissions as a member of the Managing Board, or an executive officer, or in any other capacity in which services are rendered to the Company or MTC and its subsidiaries. However, Mr. McCutcheon would not be entitled to indemnification under this agreement under specified circumstances including if indemnification is expressly prohibited under applicable law or prohibited by Metron's Articles or MTC's charter. If Mr. McCutcheon's employment is terminated by MTC without cause or by Mr. McCutcheon for good reason or due to disability, in exchange for Mr. McCutcheon's signing a release of all claims, he will continue to receive his final base salary for a period of 12 months in addition to other customary benefits.

REPORT OF THE COMPENSATION COMMITTEE OF THE SUPERVISORY BOARD
ON EXECUTIVE COMPENSATION(1)

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

        The Compensation Committee (the "Committee") of the Supervisory Board generally makes decisions regarding the compensation of our Chief Executive Officer, Edward D. Segal, and its other executive officers. During fiscal 2003, the Committee consisted of the following serving members of the Supervisory Board: Messrs. Anderson, Elftmann and Nakanuma; all three are outside directors. The Committee has furnished the following report on the 2003 compensation of Edward D. Segal and our other executive officers.

        In setting the compensation levels, the Committee considers the standard practices in the semiconductor equipment and materials industry, including data from surveys, as well as the practices of companies with whom Metron competes for executive talent. In addition, the Committee considers the overall performance of the Company in setting the compensation levels of our executive officers. As a consequence of the fact that the Company was reporting operating losses for fiscal year 2002, the Committee recommended, and all executive officers agreed to accept, a 10% reduction in the current base salaries of all executive officers, effective October 1, 2001 and to continue for an indefinite period. The reductions remained in effect as of the end of fiscal year 2003. Metron believes that its total executive compensation package is near the median among its peers.

Elements of Annual Compensation

        Salary.    The Committee determines base salaries, incentive compensation and stock option grants of the executive officers in part in reliance on the Radford Survey (the "Survey") or the prevailing competitive salaries in the technology sector for similar positions and by evaluating those salary standards against the achievement by the Company of its corporate goals. The Committee compared the compensation of the Company's executive officers to equivalent data in the Survey and competitive market compensation levels to determine base salary, target bonuses and target total cash compensation. The Committee also reviewed and compared the practices of such companies with respect to stock option grants. Increases in annual salaries are based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive officer based on his area of responsibility. Subjective performance criteria include an executive officer's ability to motivate others, develop the skills necessary to mature with the Company and recognize and pursue new business opportunities to enhance the Company's growth and success. The Committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer's contributions in light of all of the criteria.

        Stock Options.    The Committee grants stock options under our stock option plans to foster executive ownership and to provide direct linkage with shareholder interests. The Committee considers the current level of equity holdings in Metron, stock options previously granted, industry practices, the executive's accountability level and assumed potential share value when determining stock option grants. The Committee relies upon competitive guideline ranges of retention-effective, target-gain objectives to be derived from option gains based upon relatively aggressive assumptions relating to planned growth and earnings. In this manner, potential executive gains parallel those of other shareholders over the long term. Therefore, the stock option program serves as our primary long-term incentive and retention tool for executives and other key employees. The exercise prices of stock options granted to executive officers are equal to the market value of the shares on the date of grant.

CEO Compensation

        Mr. Segal joined Metron as President and Chief Executive Officer in July 1995. In general, the factors utilized in determining Mr. Segal's compensation are the same as those applied to the other executive officers in the manner described in the preceding paragraphs, although achievement of Company financial performance goals have a greater impact on his total compensation.

        In establishing Mr. Segal's base salary, it was the Committee's intent to provide him with a level of stability and certainty each year. His base salary for the 2003 fiscal year before the 10% reduction for managing directors was $307,000 and is comparable to the reported base salaries for Chief Executive Officers in the Survey. Mr. Segal's compensation for the 2003 fiscal year did not contain an annual bonus component.

        In December 2002, the Committee awarded Mr. Segal additional options to purchase 50,000 Common Shares.

        The Committee believes that Mr. Segal's compensation for the 2003 fiscal year is consistent with the criteria described above and the Committee's evaluation of his overall leadership and management of the Company.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

        The statute containing this law and the applicable proposed Treasury regulations offer a number of exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million.

Conclusion

        In summary, it is the opinion of the Committee that the adopted executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interest of our shareholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long term.

                      Compensation Committee
                      Robert R. Anderson
                      Joel A. Elftmann
                      Sho Nakanuma

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company's compensation committee consists of Messrs. Anderson, Elftmann and Nakanuma.

        None of the current members of the Company's compensation committee is an officer or employee of the Company. Mr. Elftmann is President of Custom Fab Solutions LLC and was recently the Chairman of the Board of FSI International, Inc., one of the Company's principals and shareholders. See "Certain Transactions" for a more detailed description of the relationship between the Company and FSI.

PERFORMANCE MEASUREMENT COMPARISON(1)

        The following graph shows the total shareholder return of an investment of $100 in cash on November 18, 1999 for (i) the Company's Common Shares, (ii) the Standard & Poor's SmallCap Index of 600 companies (the "S&P SmallCap 600") and (iii) the peer group as published by SEMI in their SEMIndex for United States companies with a market cap of less than $250 million.

        The SEMIndex peer group with a market cap of $250 million consists of 27 companies in the semiconductor industry as follows: Ade Corporation, Advantest Corporation, Aehr Test Systems; Aetrium Inc, Amtech Systems Inc., August Technology Corporation, Btu International Inc., Daw Technologies Inc., Electroglas Inc., Emcore Corporation, Focus Entmt International Inc., FSI International Inc., Genus Inc., Ibis Technology Corporation, Inficon, Intest Corporation, Keithley Instruments Inc., Mattson Technology Inc., Metron Technology N.V., Micro Component Technology Inc., Nanometrics Inc., Nova Measuring Instruments, Robotic Vision Sys Inc., Rudolph Technologies Inc., Semitool Inc., Teradyne Inc., Therma-Wave Inc., Ultratech Inc., Zygo Corporation.

(1)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

Transactions with FSI

        As of May 31, 2003, FSI International, Inc. ("FSI") held approximately 16.8% of the Company's outstanding shares. In fiscal 2002 and 2003, products from FSI accounted for 12%, and 10% of the Company's revenue, respectively. In addition, Mr. Elftmann, a supervisory director of the Company, was Chairman of the Board of FSI until January 2002.

        Distribution Agreement.    In October 2002, the Company and FSI entered into a transition agreement providing for the early termination of their distribution agreements in Europe and Asia. Pursuant to the agreement, effective March 1, 2003 (the "closing date"), FSI assumed direct sales, service and applications support and logistics responsibilities for its surface conditioning and microlithography products in Europe and Asia, except that the Company continued to take purchase orders for spare parts until April 15, 2003 in accordance with the terms of the distribution agreements, while the Company will continue to represent FSI products in Israel.

        Under the terms of the transition agreement, during the second quarter of fiscal 2003, FSI advanced $3.0 million in cash to the Company. On the closing date, the advance was applied toward the repurchase by FSI of inventory and equipment that the Company purchased under the current distribution arrangement. As consideration, FSI agreed to pay to the Company an early termination fee of $2.75 million. The agreement required FSI to surrender up to 1,154,000 of the Company's Common Shares owned by FSI with a maximum value of $2.75 million as a form of consideration for the termination fee.

        Other Agreements.    FSI was also party to an investor rights agreement which granted FSI registration rights pursuant to the shares it owns. The investor rights agreement terminated by its terms on November 19, 2002. As a supervisory director of the Company, Mr. Elftmann receives yearly option grants.

Transactions with Entegris

        As of May 31, 2003, Entegris, Inc. ("Entegris") held approximately 12.4% of the Company's outstanding shares, and for both fiscal 2002 and 2003, products from Entegris accounted for 13% of the Company's revenue.

        Distribution Agreements.    On January 8, 2001 the Company and Entegris entered into an agreement to modify their existing distribution relationship. Pursuant to that agreement, Entegris agreed to transfer to the Company 1,125,000 Common Shares and make cash payments totaling $1.75 million to the Company over a 15-month period. On February 13, 2001, the Company and Entegris entered into a transition agreement whereby Entegris assumed direct sales responsibility for products from its Microelectronics Group in Europe beginning April 1, 2001, and in Asia beginning May 1, 2001. Pursuant to the transition agreement, Metron received revenue (either in the form of a 10% sales commission or a discount off the sales list price, which ranges from 5% to 40% depending on the product) for orders received before the above dates and shipped within the 90 days following these dates. In addition, on March 1, 2001, the Company and Entegris entered into a new distribution agreement, under which the Company will continue to distribute Entegris' Fluid Handling Group product line in all regions in Europe, Asia and parts of the United States covered under the previous distribution agreements. The distribution agreement will continue until August 31, 2005 and renew automatically for successive 5-year terms. The parties may terminate the agreement early under certain circumstances or, with 12 months' notice, at the end of the then-current term. Pursuant to the distribution agreement, Entegris has agreed to sell products to the Company at a 10% to 40% discount from the published list price, depending on the product. If Entegris asks the Company to act as a manufacturer's sales representative, Entegris will provide the Company with a commission structure for those sales.

        Other Agreements.    Entegris was also party to an investor rights agreement which granted Entegris registration rights pursuant to the shares it owns. The investor rights agreement terminated by its terms on November 19, 2002.

Indebtedness of Management

        In July 1995, Edward D. Segal, President and Chief Executive Officer entered into a Tax Indemnification Agreement ("TIA") with the Company as part of its acquisition of Transpacific Technology Corporation. At the time of the acquisition and until it completed its initial public offering in November 1999, Metron was a "controlled foreign corporation" under Subpart F of the US Internal Revenue Code ("Subpart F"), and as a "US person" the officer/director was liable for personal income tax on income imputed to him under Subpart F. Under the agreement, the Company has provided cash advances for taxes due for Subpart F income that totaled $270,000 at May 31, 2003. Under the TIA, Mr. Segal is required to repay these advances only to the extent that he benefits from the increase in the tax basis of his holding of Metron stock. Accordingly, in fiscal 2001, the Company recorded a reserve of $160,000 against these advances. Repayment of a portion of the advances is required beginning with the first sale of shares owned by Mr. Segal.

Indemnity Agreements

        See "Employment Agreements and Termination of Employment Arrangements" for a description of indemnification provisions contained in agreements with Named Executive Officers.

Employment Agreements

        See "Employment Agreements and Termination of Employment Arrangements" for a description of employment agreements with Named Executive Officers.

APPENDIX A

METRON TECHNOLOGY N.V.

EMPLOYEE STOCK OPTION PLAN

Amended and Restated Effective October 13, 1999
Amended by the Supervisory Board April 13, 2000
Amendment Approved by Shareholders November 21, 2000
Amended by the Supervisory Board July 15, 2001
Amendment Approved by Shareholders October 30, 2001
Amended by the Supervisory Board October 15, 2002
Amendment Approved by the Shareholders November 26, 2002
Amended by the Supervisory Board January 6, 2003
Amended by the Supervisory Board September 17, 2003

1.    PURPOSE.

        1.1   The purpose of this employee stock option plan (the "Plan") is to motivate key employees of and consultants to Metron Technology N.V. (the "Company") and its group companies (the "Group Companies") to improve individual performance by providing long-term incentives to such persons by way of facilitating ownership of shares in the issued share capital of the Company. The Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability by providing an attractive capital accumulation opportunity.

        1.2   The Plan provides employees (including directors who are employees) of the Company and its Group Companies ("Employees") an opportunity to purchase Shares pursuant to options which may qualify as incentive stock options (hereafter "Incentive Stock Options") under Section 422 of the United States Internal Revenue Code of 1986, as amended (hereafter the "Code"), and employees (including directors who are employees) of and consultants to the Company and its Group Companies an opportunity to purchase Shares pursuant to options which are not described in Sections 422 or 423 of the Code (hereafter "Nonqualified Stock Options").

2.    SUBPLANS AUTHORIZED.

        The Plan shall operate as a master plan and to the extent appropriate the Company and/or its Group Companies may adopt subplans which among other things may be intended to address specific laws of one or more of the jurisdictions in which the Company and/or its Group Companies operate (a "Subplan").

3.    DEFINITIONS.

        Capitalized terms used in the Plan and in the Agreement (as defined below) have the meaning ascribed thereto in this Section 3.

        (a)   "Agreement" means a written contract entered into between the Company and/or a Group Company on the one hand and an Optionee on the other hand containing the terms and conditions of an Option, which shall be consistent with the Plan and be determined by the Board, together with all amendments thereto made by the Board in accordance with Section 13 hereof.

        (b)   "Board" means the supervisory board of the Company.

        (c)   "Committee" means a committee designated by the Board to administer the Plan in accordance with Section 13 hereof.

        (d)   "Company" means Metron Technology N.V., a public company with limited liability established at Amsterdam, The Netherlands.

        (e)   "Consultant" means any person, including an advisor, (i) engaged by the Company or a Group Company to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of a Group Company. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

        (f)    "Director" means a member of the supervisory board of the Company.

        (g)   "Employee" means an employee (including a managing director who is also an employee) of the Company or a Group Company.

        (h)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (i)    "Fair Market Value" means, as of any date, the value per Share determined as follows:

              (i)  if the Stock is listed on any official stock exchange, the Fair Market Value shall be the closing sales price per Share on such stock exchange (or the closing bid price if no sales were reported) for the last trading day prior to the time of determination; or

             (ii)  if the Stock is not listed on any official stock exchange, the Fair Market Value shall be determined by the Board, using such criteria as it shall determine, in its sole discretion, to be appropriate for such valuation.

        (j)    "General Meeting" means the general meeting of shareholders of the Company.

        (k)   "Group Company" ("groepsmaatschappij") has the meaning assigned to it in Section 2:24b of the Dutch Civil Code or any successor provision thereof with the understanding that FSI Metron Europe Ltd., a company under the laws of England which is registered at Brighton is deemed not to be a Group Company.

        (l)    "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (m)  "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (n)   "Option" means a right to purchase Shares pursuant to the terms of the Plan.

        (o)   "Option Price" means the price at which a Share covered by the respective Option may be purchased.

        (p)   "Optionee" means an Employee or Consultant to whom an Option is or has been granted.

        (q)   "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (r)   "Plan" means this Metron Technology N.V. Employee Stock Option Plan, any Subplans authorized by the Company and any amendments made thereto by the Board in accordance with Section 12 hereof.

        (s)   "Securities Act" means the Securities Act of 1933, as amended.

        (t)    "Share" means a common share in the issued share capital of the Company.

        (u)   "Stock" means the common shares in the issued share capital of the Company.

        (v)   "Successor" with respect to an Optionee means the person or persons who, by will or according to the applicable law of inheritance, acquire(s) the right to exercise an Option.

        (w)  "Ten Percent Shareholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of the Group Companies.

        (x)   "Term" means the period during which an Option may be exercised.

4.    SHARES AVAILABLE UNDER THE PLAN.

        4.1   The number of Shares available for distribution under the Plan shall not exceed 4,750,000, subject to adjustment pursuant to Section 14 hereof. Shares used for purposes of the Plan shall be common shares in the authorized share capital of the Company.

        4.2   If an Option should expire or can no longer be exercised for any reason without having been exercised in full, the unissued Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future issuance under the Plan.

        4.3   For the purposes of computing the total number of Shares granted under the Plan, each Option shall be deemed to be the equivalent of the maximum number of Shares that may be issued upon exercise of the particular Option.

        4.4   Subject to the provisions of Section 14 relating to adjustments upon changes in the Shares, no Employee shall be eligible to be granted Options covering more than one million (1,000,000) Shares during any calendar year.

        4.5   Except as set forth in the following sentence, Options may only be granted under the Plan on June 1 and December 1 of each calendar year (or the next business day if any such June 1 or December 1 is not a business day). Notwithstanding the preceding sentence, Options may be granted at any time or times during each calendar year to eligible Employees and Consultants if: (i) the grant is made in connection with the hiring by the Company of an eligible Employee or Consultant and such eligible Employee or Consultant was not employed by or a consultant to the Company within the previous 6 months, (ii) the grant is made in recognition of a newly granted promotion to an eligible Employee or Consultant and the Committee determines that such promotion involves a significant increase in the duties or responsibilities of such eligible Employee or Consultant, or (iii) the grant is made in connection with the exercise by the Board of any of the powers listed in Section 13.2(c) hereof.

5.    ELIGIBILITY.

        Participation in the Plan shall be limited to Employees and Consultants, and the Committee or the Board shall determine which Employees and Consultants shall be granted Options under the Plan, and the terms of such Options, all as more fully provided in the relevant Agreement.

6.    GENERAL TERMS OF OPTIONS.

        6.1   Each Option shall be subject to an Agreement.

        6.2   Each Agreement shall set forth the number of Shares to which the Option subject to such Agreement applies, the Option Price and such other terms and conditions applicable to the Option as shall be determined by the Board acting in its sole discretion, subject however to the provisions of the Plan, particularly this Section 6.2 thereof.

        6.3   The Option Price shall never be less than the nominal value per Share. Moreover, the Option Price shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the foregoing, (a) in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, then such Incentive Stock Options shall have a Term of no longer than 5 years and an Option Price of at least 110% of the Fair Market Value on the date the Option is granted and (b) in the case of an Incentive Stock Option granted to any other person, the Option Price shall not be less than the Fair Market Value on the date that the Option is granted. The Option Price shall be subject to adjustment to the extent provided in this Plan or the relevant Agreement.

        6.4   In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the time such Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Employee in any calendar year (under the Plan and any other plans of the Company or its Group Companies) shall not exceed $100,000 or the equivalent thereof in another currency.

        6.5   The Agreement may contain such other terms, provisions, and conditions as may be determined by the Board (not inconsistent with this Plan). If an Option, or any part thereof is intended to qualify as an Incentive Stock Option, the Agreement shall contain those terms and conditions which are necessary to so qualify it.

7.    TRANSFERABILITY.

        Each Agreement shall provide that Options may not be sold, assigned, transferred, exchanged, pledged or otherwise encumbered. Notwithstanding the immediately preceding sentence, an Agreement may provide that the Option subject to the Agreement shall transfer in the event of the death of an Optionee to a Successor or, alternatively, that the death of an Optionee shall accelerate the Term of the Option in accordance with Section 9 of the Plan.

8.    EFFECTIVE DATE AND DURATION OF THE PLAN.

        8.1   The Plan shall become effective as of and its "Effective Date" shall be the date it is approved by the general meeting of shareholders of the Company.

        8.2   The Plan shall remain in effect until the earlier of (i) the date as of which the Board has terminated the Plan; and (ii) the tenth anniversary of the Effective Date (the "Termination Date"); provided, however, that Options granted prior to the Termination Date may vest, be exercised or otherwise effectuated in accordance with the relevant Agreement beyond the Termination Date unless the authority to do so is limited in the Agreement or otherwise.

9.    TERM OF OPTIONS, ACCELERATION.

        Each Agreement shall set forth the Term of the Option; provided, however, that the Term of an Option shall not be for more than 10 years and that, in the case of an Incentive Stock Option granted to Ten Percent Shareholder, then such Incentive Stock Options shall have a Term of no longer than 5 years and an Option Price of at least 110% of the Fair Market Value on the date the Option is granted. Acceleration of the expiration of the applicable Term is permitted upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include, without limitation, acceleration in the event of the Optionee's death or retirement as Employee.

10.    TERMINATION OF EMPLOYMENT AND CONSULTING RELATIONSHIP AND PERMANENT DISABILITY OF THE OPTIONEE.

        10.1   No Option may be exercised by an Optionee from the date on or as per which the Optionee is no longer an Employee or a Consultant, for any reason whatsoever, except as and to the extent provided in the Agreement applicable to that Option. Notwithstanding the foregoing, a change in the capacity in which a person provides services to the Company will not constitute a termination of employment or consulting relationship for purposes of the Plan provided that there is no interruption in the period during which the person provides services to the Company.

        10.2   Subject to Section 10.1 of the Plan, during the lifetime of an Optionee, only such Optionee (or such Optionee's legal representative) may exercise an Option. An Option may be exercised by the Successor of an Optionee following the death of such Optionee to the extent, and during the period of time, if any, provided in the applicable Agreement.

        10.3   Notwithstanding the provisions of Section 10.1 above, in the event of termination of the Optionee's employment or consulting relationship with the Company or one or more of the Group Companies as a result of his total and permanent disability (as determined by the Board or the Committee) the Optionee may, but only within 12 months from the date of such termination (but in no event later than the expiration date of the Term of such Option as set forth in the relevant Agreement), exercise the Option in accordance with the terms and conditions of the relevant Agreement. If and to the extent that the Optionee does not so exercise the Option, the Option shall terminate without any payment of compensation or remuneration being due or payable to the Optionee.

11.    EXERCISE OF OPTIONS.

        11.1   The Option Price of the Shares with respect to which an Option is exercised shall be payable to the Company in full at the time of exercise of the Option and shall be made in such currency as the Board shall specify in the applicable Agreement. However, the Board may, in its sole discretion, permit an Optionee to pay the Option Price in whole or in part (i) with Shares owned by the Optionee; (ii) with Shares issuable upon exercise of the Option; (iii) delivery on a form prescribed by the Board of an irrevocable direction to a securities broker approved by the board or the Board to sell Shares and to deliver all or a portion of the proceeds thereof to the Company in payment for the Shares; or (iv) a combination of the foregoing, and in any such event the Company undertakes to repurchase the Shares involved. Any Shares used to pay all or part of the Option Price shall be valued by the Board or the Committee at their Fair Market Value on the date of the exercise of the Option. In addition, any Shares used to pay all or part of the Option Price that were acquired, directly or indirectly from the Company, must have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) prior to their use for such payment.

        Notwithstanding the above, it is expressly understood that an Optionee may only use Shares to pay all or part of the Option Price and that the Company shall only be bound to repurchase those Shares subject to the condition precedent that the provisions of Dutch law and the articles of association of the Company, as the same may be amended from time to time, concerning the repurchase by the Company of shares in its own capital are complied with and satisfied.

        11.2   Each Option shall be exercisable in whole or in part on the terms provided for in the relevant Agreement. In no event shall any Option be exercisable at any time after the expiration of its

Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated without any payment of compensation or remuneration due to anybody.

12.    TERMINATION, SUSPENSION AND MODIFICATION OF THE PLAN AND ALTERATION AND AMENDMENT OF AGREEMENTS AND OPTIONS.

        To the extent permitted by law the Board may at any time and from time to time terminate, suspend or modify the Plan. The Board shall in no event amend the Plan in the following respects without the approval of the general meeting of shareholders resolving with a majority then sufficient to approve the Plan in the first instance:

              (i)  to increase the maximum number of Shares subject to Incentive Stock Options issued under the Plan; or

             (ii)  to change the designation or class of persons eligible to receive Incentive Stock Options under the Plan.

        The Board may at any time alter or amend any or all Agreements and the terms and conditions of outstanding Options, except the Option Price, provided, however, that no such termination, suspension, modification, alteration or amendment will materially and adversely affect any right acquired by any Optionee under an Option granted before the date of termination, suspension, modification, alteration or amendment, unless otherwise agreed to by the Optionee in the Agreement or otherwise or unless required by law. However, it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 14 does not adversely affect the rights of any Optionee.

13.    ADMINISTRATION.

        13.1    Administration by Board.    The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 13.3.

        13.2    Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (a)   To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Option; and the number of Shares with respect to which an Option shall be granted to each such person.

          (b)   To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (c)   To effect, at any time and from time to time, with the consent of any adversely affected Optionee, (1) the reduction of the exercise price of any outstanding Option under the Plan, (2) the cancellation of any outstanding Option under the Plan and the grant in substitution therefor of (A) a new Option under the Plan covering the same or a different number of Shares, and/or (B) cash, or (3) any other action that is treated as a repricing under generally accepted accounting principles.

          (d)   Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

        13.3    Delegation to Committee.

          (a)   The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          (b)   At such time as the Shares are publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Options to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Options to eligible persons who are not then subject to Section 16 of the Exchange Act.

        13.4    Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

14.    ADJUSTMENT FOR CHANGES IN CAPITALIZATION.

        14.1   In the event of any change in the number of outstanding Shares by reason of any stock dividend, stock split, reorganization, recapitalization, merger, exchange of shares or other similar corporate change, such reasonable adjustments may be made in the Plan, the Agreements and the Options granted hereunder (including the Option Price) as the Board shall, in its sole discretion, determine are necessary or appropriate to ensure the Optionees, to the extent possible, reasonable rights with equal value, including, if necessary, an adjustment in the number of Shares and in the Option Prices applicable to Options then outstanding and in the number of Shares which are reserved for issuance under the Plan. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

        14.2   Unless otherwise determined by the Board, upon the dissolution or liquidation of the Company the Options granted under the Plan shall terminate and thereupon become null and void. Upon any merger or consolidation, if the Company is not the surviving corporation, or if the Company is the surviving corporation in a "triangular merger" transaction with a subsidiary of a "parent corporation" (as such term is defined and used in Section 175 and Section 1101 of the California General Corporation Law), then with respect to Options held by persons whose employment or consulting relationship with the Company or any Group Company has not terminated, the vesting of such Options (and, if applicable, the time during which such Options may be exercised) shall be accelerated in full, and the Options shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised (if applicable) prior to such event.

15.    NO COMMITMENTS VIS-À-VIS ELIGIBLE EMPLOYEES, CONSULTANTS OR OPTIONEES.

        15.1   The status as an eligible Employee or Consultant of any person shall not be construed as a commitment that any Option will be granted under the Plan to such eligible Employee or Consultant, or to eligible Employees or Consultants generally.

        15.2   Nothing in the plan or in any Agreement or related documents shall confer upon any Employee, Consultant or Optionee any right to continue in the employment or service of the Company or any Group Company or constitute any contract of employment or consulting relationship or affect any right which the Company or any Group Company may have to change such person's remuneration, other benefits, job responsibilities or title, or to terminate the employment or consulting relationship of such person with or without cause. Options and/or Shares granted to an Optionee under the Plan are not and shall not be considered to be a remuneration for work performed by such Optionee under his contract of employment with the Company or any Group Company.

16.    TAX WITHHOLDING.

        No Shares shall be granted or sold under the Plan to any Optionee until the Optionee has made arrangements acceptable to the Company or to the Board for the satisfaction of federal, state, local and foreign income tax, social security tax and any other applicable withholding obligations including, without limitation, obligations incident to the receipt of Shares under the Plan or the receipt of an Option pursuant to the Plan or to the failure to satisfy the conditions for treatment as incentive stock options under applicable tax law. Upon exercise of an Option, the Company at its option may withhold from the Optionee or require the Optionee to surrender cash or Shares sufficient to satisfy the minimum applicable federal, state, local and foreign income tax, social security tax and any other minimum applicable withholding obligations as well as any capital duty and transfer or other similar duty payable in respect of payment of the Option Price or for the Shares.

17.    OTHER BENEFITS AND COMPENSATION PROGRAMS.

        Payments and other benefits received by an Optionee under the Plan or under an Option granted pursuant to the Plan shall not be deemed a part of an Optionee's regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or a Group Company, unless expressly so provided by such other plan, contract or arrangement, or unless the Board expressly determines that an Option or portion of an Option should be included to reflect competitive compensation practices or to recognize that an Option has been granted in lieu of a portion of competitive cash compensation.

18.    UNFUNDED PLAN.

        The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Options under the Plan. Neither the Company, its Group Companies, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Group Companies, and an Optionee. To the extent that any person acquires a right to receive an Option or Shares under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

19.    LIMITS OF LIABILITY, INDEMNIFICATION.

        19.1   Any liability of the Company to any Optionee with respect to an Option shall be based solely upon the contractual obligations created by the Plan and the Agreement.

        19.2   Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, under the Plan.

        19.3   Each person who is or shall have been a member of the Committee or of the Board, and any other person to whom the Board delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company's expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf.

20.    COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS.

        No Options shall be granted and no Shares distributable pursuant to the Plan or to an Agreement shall be issued and delivered unless the granting of such Options respectively the issuance and delivery of such Shares complies with all applicable legal requirements including, without limitation, with the provisions of any applicable national or state securities laws, and the requirements of the stock exchanges, if any, on which the Shares may, from time to time, be listed.

        Optionees who wish to offer or sell any Shares received under the Plan, and who are residents of The Netherlands, may only do so through a foreign stock exchange (such as the Nasdaq National Market). Optionees who are not residents of The Netherlands may not offer or sell Shares received under the Plan in The Netherlands.

21.    GENDER AND NUMBER.

        Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

22.    PARTIAL INVALIDITY.

        In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

APPENDIX B

METRON TECHNOLOGY N.V.

AMENDED AND RESTATED 1997 SUPERVISORY DIRECTORS' STOCK OPTION PLAN

Adopted by the Supervisory Board on April 13, 1997
Amended by the Supervisory Board September 17, 2003

1.    PURPOSE.

        (a)   The purpose of the 1997 Supervisory Directors' Stock Option Plan (the "Plan") is to provide a means by which each director ("COMMISSARIS") of Metron Technology B.V. (the "Company") who is not otherwise at the time of grant an employee of or consultant to the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Supervisory Director") will be given an opportunity to purchase stock of the Company.

        (b)   The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

        (c)   The Company, by means of the Plan, seeks to retain the services of persons now serving as supervisory directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to promote the strong financial performance and success of the Company.

2.    ADMINISTRATION.

        (a)   The Plan shall be administered by the Supervisory Board of the Company (the "Supervisory Board") unless and until the Supervisory Board delegates administration to a committee, as provided in subparagraph 2(b).

        (b)   The Supervisory Board may delegate administration of the Plan to a committee composed of one (1) or more members of the Supervisory Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Supervisory Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Supervisory Board. The Supervisory Board may abolish the Committee at any time and thereby automatically revest in the Supervisory Board the administration of the Plan.

3.    SHARES SUBJECT TO THE PLAN.

        (a)   Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be issued pursuant to options granted under the Plan shall not exceed in the aggregate two hundred twenty-five thousand (225,000)* shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

*
75,000 shares originally authorized. 112,500 post the 3:2 split in April 1998. Increased by 112,500 in October of 1999 to 225,000 total.

        (b)   The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.    ELIGIBILITY.

        Options shall be granted only to Supervisory Directors of the Company.

5.    NON-DISCRETIONARY GRANTS.

        (a)   Each person who is serving as a Supervisory Director on the date of adoption of the Plan by the Supervisory Board (the "Adoption Date") and each person who is subsequently first elected or appointed as a Supervisory Director after the Adoption Date shall automatically be granted, on the Adoption Date or the date of such initial election or appointment, if later, an option to purchase Fifteen Thousand (15,000) shares of common stock of the Company on the terms and conditions set forth herein (hereinafter, an "Initial Grant").

        (b)   Each Supervisory Director who is reelected at each annual meeting of stockholders ("Annual Meeting"), commencing with the 1997 Annual Meeting, who has continuously served as a Supervisory Director for at least six (6) months prior to such Annual Meeting shall automatically be granted, on the date of such Annual Meeting, an option to purchase Three Thousand Seven Hundred Fifty (3,750) shares of common stock of the Company on the terms and conditions set forth herein (hereinafter, an "Annual Grant"). There shall be no limit to the number of grants any individual may receive pursuant to this subparagraph 5(b).

6.    OPTION PROVISIONS.

        (a)   Each option shall be subject to the terms and conditions of this Section 6, and the terms of a stock option agreement entered into with each optionee.

        (b)   The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ten (10) years from the date of grant ("Expiration Date"). If the optionee's service as a Supervisory Director or employee of or consultant to the Company or any Affiliate terminates for any reason (including, but not limited to, death, disability, involuntary and voluntary terminations), the option shall terminate on the earlier of the Expiration Date or the date twelve (12) months following the date of termination of all such service; PROVIDED, HOWEVER, that if such termination of service is due to the optionee's death, the option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of the optionee's death. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Supervisory Director or employee of or consultant to the Company or any Affiliate only as to that number of shares as to which it was exercisable as of the date of termination of all such service under the provisions of subparagraph 6(f).

        (c)   The exercise price of each option shall be equal to one hundred percent (100%) of the Fair Market Value of the stock (as such term is defined in subparagraph 9(e)) subject to such option on the date such option is granted.

        (d)   The optionee may elect to make payment of the exercise price under one of the following alternatives:

            (i)  Payment of the exercise price per share in cash at the time of exercise;

           (ii)  Provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Company's common stock or pursuant to the terms of irrevocable instructions issued by the optionee prior to the issuance of shares of the Company's common stock; or

          (iii)  Payment by a combination of the methods of payment specified in subparagraph 6(d)(i) and 6(d)(ii) above.

        (e)   An option shall not be transferable, except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person (or by his guardian or legal representative) or transferee pursuant to a domestic relations order. In addition, an option may not be encumbered with a right of pledge or any other lien. Notwithstanding the foregoing, the optionee may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

        (f)    The option shall vest and become exercisable in four (4) equal annual installments, measured from the date of grant, provided that the optionee has, during the entire period prior to such vesting installment date, continuously served as a Supervisory Director or employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by such installment. Notwithstanding the foregoing, in the event the optionee's service as a Supervisory Director, employee of or consultant to the Company or any Affiliate is terminated for any reason other than a voluntary termination by optionee or a termination for cause, then the option shall, as of the date of such termination, immediately become vested and exercisable with respect to all of the shares subject to the option.

        (g)   The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(e), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require any optionee to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities laws as a condition of granting an option to the optionee or permitting the optionee to exercise the option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

        (h)   Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.    COVENANTS OF THE COMPANY.

        (a)   During the terms of the options granted under the Plan, the Company shall keep available at all times in its authorized and unissued share capital and/or as shares held by the Company in its own share capital the number of shares of stock required to satisfy such options.

        (b)   The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; PROVIDED, HOWEVER, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the

Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.    USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.    MISCELLANEOUS.

        (a)   Neither an optionee nor any person to whom an option is transferred under subparagraph 6(e) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

        (b)   Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Supervisory Director any right to continue in the service of the Company or any Affiliate in any capacity or shall affect any right of the Company or its stockholders or any Affiliate, to remove any Supervisory Director pursuant to the Company's Articles of Association and the provisions of Netherlands law.

        (c)   No Supervisory Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

        (d)   In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Supervisory Director, or to evidence the removal of any restrictions on transfer, that such Supervisory Director make arrangements satisfactory to the Company to insure that the amount of any federal, state, local or foreign withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

        (e)   As used in this Plan, "Fair Market Value" means, as of any date, the value of the common stock of the Company determined as follows:

            (i)  if the common stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Supervisory Board deems reliable; or

           (ii)  in the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Supervisory Board; provided, however, that the Fair Market Value as expressed in U.S. Dollars shall never be less than the counter (foreign exchange) value of the nominal value as expressed in Dutch Guilders.

10.    ADJUSTMENTS UPON CHANGES IN STOCK.

        (a)   If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the

Company), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options. Such adjustments shall be made by the Supervisory Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

        (b)   In the event of: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then to the extent not prohibited by applicable law, the time during which options outstanding under the Plan may be exercised shall be accelerated prior to such event and the options terminated if not exercised after such acceleration and at or prior to such event.

11.    AMENDMENT OF THE PLAN.

        (a)   The Supervisory Board at any time, and from time to time, may amend the Plan and/or some or all outstanding options granted under the Plan. However, except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent such approval is necessary for the Plan to satisfy the requirements of Rule 16b-3 under the Exchange Act or any Nasdaq or securities exchange listing requirements.

12.    TERMINATION OR SUSPENSION OF THE PLAN.

        (a)   The Supervisory Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on April 12, 2007. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)   Rights and obligations under any option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

        (c)   The Plan shall terminate upon the occurrence of any of the events described in subparagraph 10(b) above.

13.    EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE.

        (a)   The Plan shall become effective upon adoption by the Managing Board and by the Supervisory Board.

        (b)   No option granted under the Plan shall be exercised or become exercisable unless and until the Plan is approved (or ratified) by the stockholders of the Company.

APPENDIX C

Metron Technology N.V.

2003 Employee Stock Purchase Plan

Adopted by the Supervisory Board on September 17, 2003

1.    PURPOSE.

        (a)   The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Affiliates may be given an opportunity to purchase Common Shares of the Company.

        (b)   The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

        (c)   The Company intends that the Rights to purchase Common Shares of the Company granted under the Plan be considered options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

2.    DEFINITIONS.

        (a)   "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b)   "Board" means the Supervisory Board of the Company.

        (c)   "Code" means the Internal Revenue Code of 1986, as amended.

        (d)   "Committee" means a Committee appointed by the Board in accordance with subparagraph 3(c) of the Plan.

        (e)   "Common Shares" means the Common Shares of Metron Technology N.V.

        (f)    "Company" means Metron Technology N.V.

        (g)   "Director" means a member of the Board.

        (h)   "Eligible Employee" means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering.

        (i)    "Employee" means any person, including Officers and Directors, employed by the Company or an Affiliate of the Company. Neither service as a Director nor payment of a director's fee shall be sufficient to constitute "employment" by the Company or the Affiliate.

        (j)    "Employee Stock Purchase Plan" means a plan that grants rights intended to be options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

        (k)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (l)    "Fair Market Value" means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, then, except as otherwise provided in the Offering, the Fair Market Value of the security shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the trading day prior to the relevant determination date, as reported in The Wall Street

Journal or such other source as the Board deems reliable, or if such date is not a trading day, then on the next previous trading day.

        (m)  "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (n)   "Offering" means the grant of Rights to purchase Common Shares under the Plan to Eligible Employees.

        (o)   "Offering Date" means a date selected by the Board for an Offering to commence.

        (p)   "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (q)   "Participant" means an Eligible Employee who holds an outstanding Right granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Right granted under the Plan.

        (r)   "Plan" means this Metron Technology N.V. 2003 Employee Stock Purchase Plan.

        (s)   "Purchase Date" means one or more dates established by the Board during an Offering on which Rights granted under the Plan shall be exercised and purchases of Common Shares carried out in accordance with such Offering.

        (t)    "Right" means an option to purchase Common Shares granted pursuant to the Plan.

        (u)   "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

        (v)   "Securities Act" means the Securities Act of 1933, as amended.

3.    ADMINISTRATION.

        (a)   The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subparagraph 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

        (b)   The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

    (i)
    To determine when and how Rights to purchase Common Shares shall be granted and the provisions of each Offering of such Rights (which need not be identical).

    (ii)
    To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan and in specified Offerings thereunder.

    (iii)
    To construe and interpret the Plan and Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

    (iv)
    To amend the Plan as provided in paragraph 14.

    (v)
    To terminate or suspend the Plan as provided in paragraph 16.

    (vi)
    Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

        (c)   The Board may delegate administration of the Plan to a Committee of the Board composed of two (2) or more members, all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.    SHARES SUBJECT TO THE PLAN.

        (a)   Subject to the provisions of paragraph 13 relating to adjustments upon changes in securities, the Common Shares that may be sold pursuant to Rights granted under the Plan shall not exceed in the aggregate two hundred thousand (200,000) Common Shares (the "Reserved Shares"). If any Right granted under the Plan shall for any reason terminate without having been exercised, the Common Shares not purchased under such Right shall again become available for the Plan.

        (b)   The Common Shares subject to the Plan may be unissued Common Shares or Common Shares that have been bought on the open market at prevailing market prices or otherwise.

5.    GRANT OF RIGHTS; OFFERING.

        The Board may from time to time grant or provide for the grant of Rights to purchase Common Shares under the Plan to Eligible Employees in an Offering on an Offering Date or on Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted Rights to purchase Common Shares under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twelve (12) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 6 through 9, inclusive.

6.    ELIGIBILITY.

        (a)   Rights may be granted only to Employees of the Company or, as the Board may designate as provided in subparagraph 3(b), to Employees of an Affiliate. Except as provided in subparagraph 6(b), an Employee shall not be eligible to be granted Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Affiliate, as the case may be, for such continuous period preceding such grant as the Board may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years.

        (b)   The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Right under that Offering, which Right shall thereafter be deemed to be a part of that Offering. Such Right shall have the same characteristics as any Rights originally granted under that Offering, as described herein, except that:

    (i)
    the date on which such Right is granted shall be the "Offering Date" of such Right for all purposes, including determination of the exercise price of such Right;

    (ii)
    the period of the Offering with respect to such Right shall begin on its Offering Date and end coincident with the end of such Offering; and

    (iii)
    the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Right under that Offering.

        (c)   No Employee shall be eligible for the grant of any Rights under the Plan if, immediately after any such Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding rights and options shall be treated as stock owned by such Employee.

        (d)   An Eligible Employee may be granted Rights under the Plan only if such Rights, together with any other Rights granted under all Employee Stock Purchase Plans of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee's rights to purchase Common Shares or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of the fair market value of such Common Shares (determined at the time such Rights are granted) for each calendar year in which such Rights are outstanding at any time.

        (e)   The Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.    RIGHTS; PURCHASE PRICE.

        (a)   On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted the Right to purchase up to the number of Common Shares purchasable either:

    (i)
    with a percentage designated by the Board not exceeding fifteen percent (15%) of such Employee's Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering; or

    (ii)
    with a maximum contribution amount designated by the Board that, as the Board determines for a particular Offering, (1) shall be withheld, in whole or in part, from such Employee's Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering and/or (2) shall be contributed, in whole or in part, by such Employee during such period.

        (b)   The Board shall establish one or more Purchase Dates during an Offering on which Rights granted under the Plan shall be exercised and purchases of Common Shares carried out in accordance with such Offering.

        (c)   In connection with each Offering made under the Plan, the Board may specify a maximum number of Common Shares that may be purchased by any Participant as well as a maximum aggregate number of Common Shares that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of Common Shares which may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of Common Shares upon exercise of Rights granted under the Offering would exceed any such maximum aggregate amount, the Board shall make a pro rata allocation of the Common Shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

        (d)   The purchase price of Common Shares acquired pursuant to Rights granted under the Plan shall be not less than the lesser of:

    (i)
    an amount equal to eighty-five percent (85%) of the fair market value of the Common Shares on the Offering Date; or

    (ii)
    an amount equal to eighty-five percent (85%) of the fair market value of the Common Shares on the Purchase Date.

8.    PARTICIPATION; WITHDRAWAL; TERMINATION.

        (a)   An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. To the extent required under the terms of the Offering, each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Employee's Earnings during the Offering (as defined in each Offering) or specify an amount that the Participant may contribute under the Plan during the Offering. The payroll deductions and any other contributions made by or for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and either may be deposited with the general funds of the Company or may be deposited in a separate account in the name of, and for the benefit of, such Participant with a financial institution designated by the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions or other contributions. To the extent provided in the Offering, a Participant may begin such payroll deductions or other contributions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already contributed or had withheld the maximum permitted amount during the Offering.

        (b)   At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and, if applicable, his or her other contributions, and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions and other contributions under the Offering (reduced to the extent, if any, such deductions have been used to acquire Common Shares for the Participant), and such Participant's interest in that Offering shall be automatically terminated. If the accumulated payroll deductions and other contributions have been deposited with the Company's general funds, then the distribution shall be made from the general funds of the Company, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions and other contributions have been deposited in a separate account with a financial institution as provided in subparagraph 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering. A Participant's withdrawal from an Offering will have no effect upon such Participant's eligibility to participate in any other Offerings under the Plan but such Participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

        (c)   Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating Employee's employment with the Company or a designated Affiliate for any reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated Employee all of his or her accumulated payroll deductions and other contributions (reduced to the extent, if any, such deductions have been used to acquire Common Shares for the terminated Employee) that have been made under the Offering. If the accumulated payroll deductions and other contributions have been deposited with the Company's general funds, then the distribution shall be made from the general funds of the Company, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions and other contributions have been deposited in a separate account with a financial institution as provided in subparagraph 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

        (d)   Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 15 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such Rights are granted.

9.    EXERCISE.

        (a)   On each Purchase Date specified therefor in the relevant Offering, each Participant's accumulated payroll deductions and other contributions specifically provided for in the Offering (without any increase for interest unless otherwise specified in the Offering) will be applied to the purchase of Common Shares up to the maximum number of Common Shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional Common Shares shall be issued upon the exercise of Rights granted under the Plan unless specifically provided for in the Offering.

        (b)   Unless otherwise specifically provided in the Offering, the amount, if any, of accumulated payroll deductions or other contributions remaining in any Participant's account after the purchase of Common Shares that is equal to the amount required to purchase one or more whole Common Shares on the final Purchase Date of the Offering shall be distributed in full to the Participant at the end of the Offering. If the accumulated payroll deductions and other contributions have been deposited with the Company's general funds, then the distribution shall be made from the general funds of the Company, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions and other contributions have been deposited in a separate account with a financial institution as provided in subparagraph 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering. The amount of accumulated payroll deductions and other contributions remaining in any Participant's account that is less than the amount required to purchase one whole Common Share on the final Purchase Date of the Offering shall be carried over to the next Offering or shall, if the Participant requests or does not participate in the next Offering, be refunded.

        (c)   No Rights granted under the Plan may be exercised to any extent unless the Common Shares to be issued upon such exercise under the Plan (including Rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no Rights granted under the Plan or any Offering shall be exercised and all payroll deductions and other contributions accumulated during the Offering (reduced to the extent, if any, such deductions and contributions have been used to acquire Shares) shall be distributed to the Participants, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions and other contributions have been deposited with the Company's general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions and other contributions have been deposited in a separate account with a financial institution as provided in subparagraph 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

10.    COVENANTS OF THE COMPANY.

        The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Common Shares upon exercise of the Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Shares upon exercise of such Rights unless and until such authority is obtained.

11.    USE OF PROCEEDS FROM SHARES.

        Proceeds from the sale of Common Shares pursuant to Rights granted under the Plan shall constitute general funds of the Company.

12.    RIGHTS AS A STOCKHOLDER.

        A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Common Shares subject to Rights granted under the Plan unless and until the Participant's Common Shares acquired upon exercise of Rights under the Plan are recorded in the books of the Company.

13.    ADJUSTMENTS UPON CHANGES IN SECURITIES.

        (a)   If any change is made in the Common Shares subject to the Plan, or subject to any Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of Common Shares subject to the Plan pursuant to subparagraph 4(a), and the outstanding Rights will be appropriately adjusted in the class(es), number of Common Shares and purchase limits of such outstanding Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction that does not involve the receipt of consideration by the Company.)

        (b)   In the event of: (i) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; or

(iii) a reverse merger in which the Company is the surviving corporation but the Common Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then: (1) any surviving or acquiring corporation may assume Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the Company's stockholders in the transaction described in this subparagraph 13(b)) for those outstanding under the Plan, or (2) in the event any surviving or acquiring corporation does not assume such Rights or substitute similar rights for those outstanding under the Plan, then the Participants' accumulated payroll deductions and other contributions (exclusive of any accumulated interest which cannot be applied toward the purchase of Common Shares under the terms of the Offering) may be used to purchase Common Shares immediately prior to the transaction described above under the ongoing Offering and the Participants' Rights under the ongoing Offering thereafter terminated.

14.    AMENDMENT OF THE PLAN.

        (a)   The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 13 relating to adjustments upon changes in securities and except as to minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Affiliate, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code, Rule 16b-3 under the Exchange Act and any Nasdaq or other securities exchange listing requirements. Currently under the Code, stockholder approval within twelve (12) months before or after the adoption of the amendment is required where the amendment will:

    (i)
    Increase the number of Common Shares reserved for Rights under the Plan;

    (ii)
    Modify the provisions as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3; or

    (iii)
    Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

        (b)   It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Rights granted under it into compliance therewith.

        (c)   Rights and obligations under any Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulations, except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code, or to avoid a charge to earnings for financial accounting purposes as determined by the Supervisory Board in its sole discretion.

15.    DESIGNATION OF BENEFICIARY.

        (a)   To the extent permitted by applicable law, a Participant may file a written designation of a beneficiary who is to receive any Common Shares and/or cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to the end of an Offering but prior to delivery to the Participant of such Common Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death during an Offering.

        (b)   To the extent permitted by applicable law, the Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Common Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Common Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.    TERMINATION OR SUSPENSION OF THE PLAN.

        (a)   The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the Common Shares subject to the Plan's reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)   Rights and obligations under any Rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.    EFFECTIVE DATE OF PLAN.

        The Plan shall become effective simultaneously with the effectiveness of the Company's registration statement under the Securities Act with respect to the initial public offering of the Company's Common Shares (the "Effective Date"), but no Rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, which date may be prior to the Effective Date.

OTHER MATTERS

        The Board of Supervisory Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Supervisory Directors

Joel A. Elftmann Supervisory Director

September 18, 2003

        The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.

        This year, a number of brokers with account holders who are our shareholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Julie Carlson, Metron Technology N.V., 4425 Fortran Drive, San Jose, California 95134-2300, USA. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended May 31, 2003 is available without charge upon written request to: Julie Carlson, Metron Technology N.V., 4425 Fortran Drive, San Jose, California 95134-2300, USA.

WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows us to "incorporate by reference" certain information we file with the SEC into this Proxy Statement, which means that we can disclose important information to you by referring you to another document we filed with the SEC. The Company's audited consolidated financial statements, management's discussion and analysis of financial condition and results of operations and certain supplementary financial information are incorporated by reference to pages 25 through 76 of the Company's 2003 Annual Report to Shareholders filed on Form 10-K on August 29, 2003 as SEC File Number 000-27863.

METRON TECHNOLOGY N.V.

PROXY SOLICITED BY THE BOARD OF SUPERVISORY DIRECTORS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 28, 2003

The undersigned hereby appoints Edward D. Segal and Douglas J. McCutcheon, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Metron Technology N.V. which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders of Metron Technology N.V. to be held at the law offices of Nauta Dutilh, Prinses Irenestraat 59, 1077 WV Amsterdam, The Netherlands, on Tuesday, October 28, 2003 at 5:30 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSALS 1 AND 2 AND FOR PROPOSALS 3, 4, 5, 6, 7, 8 AND 9 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SUBMIT YOUR PROXY TO VOTE BY FACSIMILE.    To submit your proxy to vote by facsimile, please follow these three easy steps: (1) read the accompanying Proxy Statement, (2) complete, sign, and date the Proxy Card and (3) fax the completed, signed, and dated Proxy Card to (303) 262-0700. Your facsimile transmission must be received prior to 5:00 p.m. Pacific Standard Time on October 27, 2003.

SUBMIT YOUR PROXY TO VOTE BY MAIL.    To submit your proxy to vote by mail, please follow these three easy steps: (1) read the accompanying Proxy Statement, (2) complete, sign and date the Proxy Card and (3) mail the completed, signed and dated Proxy Card in the enclosed return envelope which is postage prepaid if mailed in the United States. Your return envelope must be received prior to 5:00 p.m. Pacific Standard Time on October 27, 2003.

☐	Mark this box with an X if you have made changes to your name or address details above.
The supervisory board recommends a vote for the nominees for supervisory director and managing director listed below.
PROPOSAL 1: To elect supervisory directors to hold office until the next Annual General Meeting of Shareholders and until their successors are elected.	For	Withhold
01 - Robert R. Anderson	☐	☐
02 - Dana C. Ditmore	☐	☐
03 - Joel A. Elftmann	☐	☐
04 - William L. George	☐	☐
05 - Bruce M. Jaffe	☐	☐
06 - Sho Nakanuma	☐	☐
PROPOSAL 2: To elect managing directors to serve until suspended or dismissed by the shareholders or by the Supervisory Board.	For	Withhold
01 - Douglas J. McCutcheon	☐	☐
02 - Gregory S. Greskovich	☐	☐

The supervisory board recommends a vote for proposals 3, 4, 5, 6, 7, 8 and 9.
	For	Against	Abstain
PROPOSAL 3: To approve the Company's Amended and Restated Employee Stock Option Plan, as amended, to increase the aggregate number of Common Shares authorized for issuance under such plan by 600,000 shares.	☐	☐	☐

PROPOSAL 4: To approve the Company's Amended and Restated 1997 Directors' Stock Option Plan, as amended, to increase the annual option grant to each supervisory director from an option to purchase 3,750 shares to an option to purchase 5,000 shares.	☐	☐	☐
PROPOSAL 5: To approve the adoption of the Company's 2003 Employee Stock Purchase Plan, authorizing an aggregate number of 200,000 Common Shares for issuance under such plan.	☐	☐	☐

PROPOSAL 6: To approve the Company's ability to issue common shares in an aggregate amount exceeding 19.999% of the Company's outstanding shares pursuant to convertible debentures and warrants issued in August 2003.	☐	☐	☐
PROPOSAL 7: To approve the adoption of the Annual Accounts ("jaarrekening") of the Company for the fiscal year ended May 31, 2003.	☐	☐	☐

PROPOSAL 8: To approve the selection of PricewaterhouseCoopers N.V. as statutory auditors of the Annual Accounts ('jaarrekening') of the Company for the fiscal year ending May 31, 2004, and to ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for its fiscal year ending May 31, 2004.	☐	☐	☐
PROPOSAL 9: To approve the preparation of the Company's Annual Report for the fiscal year ended May 31, 2003 in the English language.	☐	☐	☐

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name appears hereon. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
 Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)1UPX
☐☐/☐☐/☐☐☐☐

QuickLinks

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS October 28, 2003
PROPOSAL 1 ELECTION OF SUPERVISORY DIRECTORS
THE SUPERVISORY BOARD RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
THE SUPERVISORY BOARD RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
REPORT OF THE AUDIT COMMITTEE OF THE SUPERVISORY BOARD(1)
PROPOSAL 2 ELECTION OF MANAGING DIRECTORS
THE SUPERVISORY BOARD RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
PROPOSAL 3 APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE
THE SUPERVISORY BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.
PROPOSAL 4 APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED 1997 DIRECTORS' STOCK OPTION PLAN TO INCREASE THE ANNUAL GRANT TO SUPERVISORY DIRECTORS
THE SUPERVISORY BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.
PROPOSAL 5 ADOPTION OF THE 2003 EMPLOYEE STOCK PURCHASE PLAN
THE SUPERVISORY BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5.
PROPOSAL 6 APPROVAL TO ISSUE COMMON SHARES IN AN AGGREGATE AMOUNT EXCEEDING 19.999% OF THE OUTSTANDING COMMON SHARES PURSUANT TO OUTSTANDING CONVERTIBLE DEBENTURES AND WARRANTS
THE SUPERVISORY BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 6.
PROPOSAL 7 APPROVAL OF ANNUAL ACCOUNTS
THE SUPERVISORY BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 7.
PROPOSAL 8 APPROVAL OF SELECTION OF STATUTORY AUDITORS AND RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
THE SUPERVISORY BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 8 .
PROPOSAL 9 APPROVAL OF THE PREPARATION OF THE ANNUAL REPORT IN ENGLISH
THE SUPERVISORY BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 9 .
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN FISCAL 2003
Aggregated Option/SAR Exercises in Last Fiscal Year, and Fiscal Year-End Option/SAR Values
REPORT OF THE COMPENSATION COMMITTEE OF THE SUPERVISORY BOARD ON EXECUTIVE COMPENSATION(1)
CERTAIN TRANSACTIONS
APPENDIX A METRON TECHNOLOGY N.V. EMPLOYEE STOCK OPTION PLAN Amended and Restated Effective October 13, 1999 Amended by the Supervisory Board April 13, 2000 Amendment Approved by Shareholders November 21, 2000 Amended by the Supervisory Board July 15, 2001 Amendment Approved by Shareholders October 30, 2001 Amended by the Supervisory Board October 15, 2002 Amendment Approved by the Shareholders November 26, 2002 Amended by the Supervisory Board January 6, 2003 Amended by the Supervisory Board September 17, 2003
APPENDIX B METRON TECHNOLOGY N.V. AMENDED AND RESTATED 1997 SUPERVISORY DIRECTORS' STOCK OPTION PLAN Adopted by the Supervisory Board on April 13, 1997 Amended by the Supervisory Board September 17, 2003
APPENDIX C Metron Technology N.V. 2003 Employee Stock Purchase Plan Adopted by the Supervisory Board on September 17, 2003
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION